                     CROWN CENTRAL PETROLEUM CORPORATION
                              EMPLOYEES SAVINGS PLAN

                                 TABLE OF CONTENTS

   Article I        -    Definitions

   Article II       -    Eligibility of Employees to Participate

   Article III      -    Contributions

   Article IV       -    Limitation on Annual Additions
   Article V        -    Investments

   Article VI       -    Vesting  of  Interest   of  Participants  in   Employer
                         Contributions

   Article VII      -    In-Service Distributions

   Article VIII     -    Loans to Participants

   Article IX       -    Distributions upon Death
   Article X        -    Distributions upon Separation from Service

   Article XI       -    Distributions upon Retirement or Disability

   Article XII      -    Distributions Commencing on Required Beginning Date

   Article XIII     -    Distributions under Qualified Domestic Relations Order

   Article XIV      -    Top Heavy Rules
   Article XV       -    Administration

   Article XVI      -    Indemnification

   Article XVII     -    Concerning the Trustee

   Article XVIII    -    Concerning the Participating Companies

   Article XIX      -    Exclusive Benefit, Amendment, Termination
   Article XX       -    Appendices

   Article XXI      -    Eligible Rollover Distributions

   Article XXII     -    Miscellaneous

   Appendices





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                        CROWN CENTRAL PETROLEUM CORPORATION
                              EMPLOYEES SAVINGS PLAN
                               AMENDED AND RESTATED
                               AS OF JANUARY 1, 1987



     THIS  AMENDMENT AND RESTATEMENT of  the CROWN CENTRAL PETROLEUM CORPORATION

   EMPLOYEES SAVINGS PLAN (the "Plan"), by CROWN  CENTRAL PETROLEUM CORPORATION,

   a Maryland corporation, hereinafter called the "Company".



                               W I T N E S S E T H:



   WHEREAS,  the  Company   and  the  Participating   Companies  have heretofore

   established the  Crown Central Petroleum Corporation  Employees Savings Plan;

   and



   WHEREAS,  the Company reserved the right  to modify the Plan  at any time and from time to time; and



   WHEREAS, the  Company now wishes to  amend and restate  the Plan in  order to bring  it into  compliance with  the Tax  Reform Act  of 1986  and subsequent legislation through the date of execution hereof;



   NOW, THEREFORE,  the  said Plan  is amended  and  restated in  its  entirety,

   effective  January 1,  1987, except  for  provisions stating  later effective dates, to provide as follows:














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                                     ARTICLE I

                                    DEFINITIONS

     The  following  definitions will  apply to  this  Plan, unless  a different meaning is required by the context.

     1.1  ACCOUNT  means  the separate  accounts  maintained  on  the books  and records of the  Plan to reflect  each Participant's interest under  the Plan.

   Accounts shall be maintained for each  Participant, as appropriate, of one or more of the following types:

          (a)  Employer  Matching  Contributions Account  -  That  portion of  a

   Participant's interest in the Plan which is attributable to Employer Matching

   Contributions made on his behalf in accordance with Section 3.2.

          (b)  Participant  Pre-Tax Contributions  Account -  That portion  of a

   Participant's  interest  in the  Plan  which is  attributable  to Participant

   Pre-Tax Contributions made by him in accordance with Section 3.1.

          (c)  Participant After-Tax  Contributions Account - That  portion of a

   Participant's  interest  in the  Plan  which is  attributable  to Participant

   After-Tax Contributions made by him pursuant to Section 3.1.



     1.2  ANNUITY STARTING DATE shall mean the first day of the month  following the  date an  Insurer receives  from the  Administrator  written notice  of a distribution as shall be required by  the Insurer, or if later, the first day of the month specified by the
















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           Participant or Beneficiary for  the commencement of benefit payments.

   "Insurer"  means a legal reserve life insurance company organized or operated under the laws of any one  of the United States of America and duly  licensed in the State of Maryland which  has entered into a group annuity contract for the purpose of funding this Plan in whole or in part.

     1.3  BENEFICIARY  means   (i)  the  surviving   spouse,  if  any,   of  the

   Participant,  or (ii) if there is no  surviving spouse, or if the Participant and surviving spouse have  executed a qualified election (as  defined below),

   the person or  persons designated in writing by the  Participant, or (iii) if there  is  no surviving  spouse  and no  person  living on  the  date  of the

   Participant's  death who  is designated  in writing  by the  Participant, the

   Participant's  descendants per  stirpes,  or (iv)  if  there are  no  persons

   described   above  living  on  the  date  of  the  Participant's  death,  the

   Participant's estate.

     A  "qualified election"  is a  written designation  by a  Participant of  a beneficiary(ies)  other  than the  Participant's  spouse  which includes  the written consent of the spouse to the payment of the Participant's Accounts to the beneficiary(ies) designated  in the  election (which may  not be  changed without spousal consent) or which includes the written consent of  the spouse which expressly  permits beneficiary designations by  the Participant without any requirement of further consent by  the spouse.  The spouse's consent must acknowledge  the effect  of  the written  designation  and consent,  and  the spouse's signature must














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          be notarized or witnessed by a Plan representative.  If the consent of the  spouse permits beneficiary  designations without further  consent by the spouse,  the consent must acknowledge  and expressly relinquish  the right to limit the consent to the designation of a specific beneficiary.  A spouse may not revoke  his or her written consent.  A qualified election is not required if it is established to the satisfaction of the Plan Administrator that there is no spouse or that the spouse cannot  be located.  If the spouse is legally incompetent  to  give  consent, the  spouse's  legal  guardian,  even if  the guardian is the  Participant, may give consent.  Also,  if the Participant is legally separated or the  Participant has been abandoned (within  the meaning of local  law) and the Participant  has a court order  to such effect,  or if such  other circumstances  exist as  are specified under  applicable Internal

   Revenue  Service regulations, a qualified  election is not  required unless a qualified  domestic  relations  order (as  defined  in  Code Section  414(p))

   provides otherwise.

     1.4  BREAK IN SERVICE  means a calendar  year during which an  Employee (i)

   terminates  or continues an earlier  termination of employment  and (ii) does not complete at least five hundred and one (501) Hours of Service.

     1.5  CODE means the Internal Revenue Code of 1986, as amended.

     1.6  COMPANY  means   Crown  Central  Petroleum  Corporation,   a  Maryland

   corporation.

     1.7  COMPENSATION means the base salary or base wages  regularly  paid to a

   Participant by a Participating Company or














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           Companies on  a  periodic  basis;  provided,  however,  that  if  the

   Participant has made an election(s)  to reduce his base salary or  base wages in accordance with  Sections 125  and/or 401(k) of  the Code,  "Compensation"

   shall mean the base salary or  base wages that would have been regularly paid to  the Participant by  a Participating Company  on a periodic  basis but for

   such  election(s).    "Base  salary"  means  the  regular  salary,  excluding

   overtime,  bonuses,  premium pay  and other  allowances,  paid to  a salaried

   Participant.  "Base  wages" means  the amount determined  by multiplying  the

   "base  rate of pay" of an hourly-paid  Participant by his paid hours per week

   (to a maximum of 40) for  a Participating Company.  "Base rate of pay"  means the hourly wage rate paid  to the Participant by a Participating  Company for non-overtime  work,  exclusive  of  bonuses, premium  pay,  living  and other allowances,  or, if  the Participant  has been  assigned to  two or  more job classifications  at different  wage  rates, the  arithmetical average  of the hourly wage  rates of all  job classifications  to which the  Participant has

   been assigned.   In the case  of either salaried or  hourly-paid Participants who are  employed by two or more Participating Companies, base salary or base wages means the sum  of the base salaries or  base wages paid to him  by such

   Participating Companies.

     Any reference in this Plan to Compensation is a reference to the definition in  this Section 1.7  unless the Plan  reference specifies  a modification to this definition.  The Plan
















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           Administrator will take into account only Compensation actually  paid for the relevant period.

   (A)    Limitations on Compensation.

     (1)  Compensation Dollar Limitation.   For  any Plan  Year beginning  after

   December 31,  1988, and before January  1, 1994, the Plan  Administrator must take into account only the first $200,000 (or beginning January 1, 1990, such larger amount as the  Commissioner of Internal Revenue may  prescribe) of any

   Participant's Compensation.  For any Plan Year beginning prior to  January 1,

   1989, this  $200,000 limitation (but  not the family  aggregation requirement set  forth hereinbelow) applies only  if the Plan is top  heavy for such Plan

   Year.  For  any Plan Year  beginning on or  after January  1, 1994, the  Plan

   Administrator must take into account  only the first $150,000 (as adjusted by the  Commissioner of Internal Revenue for increases  in the cost of living in accordance with Code Section 401(a)(17)(B) of any Participant's Compensation.

     (2)  Application  of   Limitation  to  Certain   Family  Members.       The

   Compensation dollar limitation  applies to the  combined Compensation of  the

   Employee and  of any family member aggregated with the Employee under Section

   3.3(c)(iii) who is either  (i) the Employee's spouse; or  (ii) the Employee's

   lineal descendant under  the age of 19 as  the close of the year.   If, for a

   Plan Year, the  combined Compensation of the Employee and such family members who are Participants entitled to an allocation for that Plan Year exceeds the applicable limitation, "Compensation" for each such Participant, for purposes of the contribution and allocation














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           provisions of Article III, means his Adjusted Compensation.  Adjusted

   Compensation  is  the amount  which bears  the same  ratio to  the applicable limitation as  the affected Participant's Compensation (without regard to the applicable limitation) bears to the combined Compensation of all the affected

   Participants in the  family unit.

   (B)    Nondiscrimination.    For purposes  of  determining  whether the  Plan

   discriminates in  favor of Highly Compensated Employees,   Compensation means

   Compensation as defined in this Section.

     1.8  CONTRIBUTIONS   means  amounts  paid  into  the   Trust  Fund  by  the

   Participating Companies or Participants.

     1.9  ELIGIBLE EMPLOYEE means an Employee who has  satisfied the eligibility requirements of Article II whether or not such Employee elects to participate in the Savings Plan.

     1.10 EMPLOYEE means any employee of the Employer.

     1.11 EMPLOYER  for purposes of determining  who may contribute  to the Plan and whose  Employees  may be  Participants means  the Company  and any  other

   Participating Company which adopts this  Plan for the benefit of some  or all of its Employees.

     The term "Employer"  refers to all Employers collectively,  as if they were one, unless the context  clearly indicates that  any Employer is referred  to separately.

     1.12 EMPLOYER  MATCHING  CONTRIBUTIONS  means  the  Employer  contributions provided pursuant to Section 3.2.














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          1.13  ENTRY  DATE means the first of each month following  the date on which an Employee first satisfies the eligibility requirements of the Plan.

     1.14 ERISA  means the Employee Retirement  Income Security Act  of 1974 and

   the regulations thereunder, as amended from time  to time.

     1.15 HOUR OF SERVICE means:

          (a)  Each Hour of Service  for which the Employer, either  directly or indirectly,  pays  an Employee,  or  for which  the  Employee is  entitled to payment, for  the performance of duties.  The  Administrator credits Hours of

   Service  under this paragraph (a) to  the Employee for the computation period in which the Employee performs the duties, irrespective of when paid;

          (b)  Each  Hour of Service for back pay, irrespective of mitigation of damages,  to which  the Employer  has agreed  or for  which the  Employee has received an  award.  The  Administrator credits Hours  of Service  under this paragraph (b)  to the  Employee for  the computation period(s)  to which  the award or  the agreement pertains  rather than  for the computation  period in which the award, agreement or payment is made; and

          (c)  Each Hour of Service  for which the Employer, either  directly or indirectly,  pays  an Employee,  or  for which  the  Employee is  entitled to payment (irrespective of whether  the employment relationship is terminated),

   for reasons other  than for  the performance of  duties during a  computation period, such as  leave of  absence, vacation, holiday,  sick leave,  illness,

   incapacity
















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           (including  disability), layoff,  jury duty  or  military duty.   The

   Administrator  will credit  no  more than  501  Hours of  Service  under this paragraph  (c) to  an Employee  on  account of  any single  continuous period during which  the Employee does not  perform any duties (whether  or not such

   period  occurs during  a   single  computation  period).   The  Administrator

   credits  Hours of  Service under  this paragraph  (c) in accordance  with the rules of paragraphs (b) and (c) of Labor Reg. Section  2530.200b-2, which the

   Plan,  by  this reference,  specifically  incorporates  in  full within  this paragraph (c).

     The Administrator will not credit an Hour of Service under more than one of the above paragraphs.  A computation period for purposes of this Section 1.15 is the  calendar year,  Year of  Service period, Break  in Service  period or

   other   period,  as  determined  under  the  Plan  provision  for  which  the

   Administrator is measuring an Employee's Hours of Service.  The Administrator will  resolve any  ambiguity with  respect  to the  crediting of  an  Hour of

   Service in favor of the Employee.

     (A)  Method of Crediting Hours  of Service.  The Administrator  will credit every Employee with Hours of Service on the basis of weeks of employment.  In this  regard, the  Administrator  will credit  an Employee  with 45  Hours of

   Service  for each week for which  the Administrator would credit the Employee with at  least one  Hour of  Service under the  preceding provisions  of this

   Section 1.15.

     (B)  Maternity/Paternity Leave.  Solely for purposes of determining whether an Employee incurs a Break in Service under any












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          provision of this Plan, the Administrator must credit Hours of Service during  an Employee's  unpaid absence  period due  to maternity  or paternity leave.  The  Administrator considers  an Employee on  maternity or  paternity leave if the Employee's absence is due to the Employee's pregnancy, the birth

   of  the   Employee's child,  the placement  with the  Employee of  an adopted child, or  the care of the Employee's child immediately following the child's

   birth or placement.   The Administrator credits  Hours of Service  under this

   paragraph on the basis  of the number of Hours of  Service the Employee would receive if  he were paid during  the absence period or,  if the Administrator cannot determine the number of  Hours of Service the Employee  would receive,

   on the basis of 8 hours per day during the absence period.  The Administrator will credit only the number (not exceeding 501) of Hours of Service necessary

   to prevent  an Employee's incurring  a Break in  Service.   The Administrator

   credits all Hours of  Service described in this paragraph to  the computation period in  which the absence period begins or, if  the Employee does not need these  Hours of  Service to  prevent a  Break in  Service in  the computation period  in which his absence  period begins, the  Administrator credits these

   Hours of Service to the immediately following computation period.

     1.16 LEASED EMPLOYEE.  The Plan treats a Leased Employee as  an Employee of the  Employer.  A Leased Employee  is an individual (who  otherwise is not an

   Employee of the Employer)  who, pursuant to a  leasing agreement between  the

   Employer  and any other  person, has performed services  for the Employer (or for the Employer and any














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          persons  related to the  Employer within  the meaning of  Code Section

   414(a)(3)) on  a substantially full time basis for at  least one year and who performs  services  historically performed  by  employees  in the  Employer's business field.  If a Leased Employee is treated as an  Employee by reason of this  Section 1.16,  "Compensation"  includes Compensation  from the  leasing organization which is attributable to services performed for the Employer.

     (A)  Safe Harbor Plan Exception.  The Plan does not treat a Leased Employee as an  Employee if the  leasing organization  covers the employee  in a  safe harbor plan and, prior to application of this safe harbor plan exception, 20%

   or less of the Employer's Employees (other than Highly Compensated Employees)

   are Leased  Employees.  A safe harbor  plan is a money  purchase pension plan

   providing  immediate  participation,  full   and  immediate  vesting,  and  a

   nonintegrated  contribution formula equal to  at least 10%  of the employee's compensation  without regard to employment  by the leasing  organization on a specified date.  The safe harbor  plan must determine the 10% contribution on the basis of compensation as defined in Code Section  415(c)(3) plus elective contributions (as defined in Section 4.1(b)).

     (B)  Other Requirements.  The Administrator must apply this Section 1.16 in a  manner consistent  with  Code Section  Section 414(n)  and 414(o)  and the regulations  issued under those Code sections.  The Administrator will reduce a Leased Employee's allocation  of Employer contributions under this  Plan by the Leased Employee's allocation  under the leasing organization's  plan, but only to the














                                      - 26 -
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          extent  that  allocation  is  attributable to  the  Leased  Employee's service provided to the Employer.

     1.17 NORMAL RETIREMENT AGE means age sixty-five (65).

     1.18 PARTICIPANT  means  any  Employee who  shall  have  acquired either  a forfeitable  or nonforfeitable  interest in  the Trust  Fund pursuant  to the provisions of this Plan.

     1.19 PARTICIPANT  AFTER-TAX  CONTRIBUTIONS  mean contributions  made  by  a

   Participant  to the Plan which  do not reduce  the Participant's Compensation for Federal Income Tax purposes.

     1.20 PARTICIPANT  PRE-TAX CONTRIBUTIONS  means  contributions made  by  the

   Employer on  behalf of a Participant to this Plan, resulting from an election by  such  Participant  to reduce  his  Compensation  for  Federal Income  Tax purposes by a designated percentage.

     1.21 PARTICIPATING COMPANY means  the Company and any corporation  of which

   50% or more of the outstanding stock entitled to vote is owned by the Company or by any corporation of which 50% or  more of the outstanding stock entitled to vote  is owned by  a corporation  first mentioned above,  which elects  to participate in this Plan pursuant to Article XVIII.

     1.22 PENSION  PLAN means  the Crown  Central Petroleum  Corporation Pension

   Trust  Agreement and/or  the Crown  Central Petroleum  Corporation Retirement

   Income Plan.

     1.23 PLAN means this Crown Central Petroleum Corporation  Employees Savings

   Plan and any amendments thereto.














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           1.24    PLAN  ADMINISTRATOR  OR  ADMINISTRATOR  means  Crown  Central

   Petroleum Corporation, and any successor by merger, purchase or otherwise.

     1.25 PLAN YEAR through January 31, 1988 means the calendar year, thereafter means the period beginning January 1, 1989 and ending December  30, 1989, the

   12-month  periods beginning December 31,  1989 and ending  December 30, 1990,

   and beginning December 31, 1990 and  ending December 30, 1991, the short year consisting of December  31, 1991,  and thereafter means  the 12-month  period beginning January 1 and ending December 31.

     1.26 RELATED GROUP.  A  related group is a controlled group of corporations

   (as  defined in Code  Section 414(b)), trades  or businesses  (whether or not incorporated)  which are  under common  control (as  defined in  Code Section

   414(c)) or an affiliated service group  (as defined in Code Section 414(m) or in Code Section 414(o)).  If the Employer is a member of a related group, the term  "Employer" includes the related group members for purposes of crediting

   Hours of  Service, determining Years of  Service and Breaks  in Service under

   Articles  II and VI, applying the limitations  on allocations in Sections 4.1 and 4.2, applying the top heavy rules and the minimum allocation requirements of Article  XIV, the definitions  of Employee,  Highly Compensated  Employee,

   Compensation and  Leased Employee, and for any other  purpose required by the

   applicable   Code  section  or  by  a   Plan  provision.    However,  only  a

   Participating  Company may  contribute  to this  Plan  and only  an  Employee employed by a Participating Company is  eligible to participate in this Plan.

   For Plan allocation














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          purposes, "Compensation" does not include Compensation received from a related employer which is not participating in this Plan.

     1.27 RETIREMENT  means a separation from  service upon or  after (i) Early,

   Normal or  Deferred Retirement under the  Pension Plan or  (ii) attainment of

   Normal Retirement Age under this Plan.

     1.28 TOTAL DISABILITY means inability, due to sickness or accidental bodily injury,  to engage in any occupation or  perform any work for compensation or profit for which  the person is reasonably  fitted by training, education  or experience.

     1.29 TRUST  means the Trust  Fund established pursuant to  this Plan out of which the benefits payable under this Plan shall be paid.

     1.30 TRUSTEE means Signet Bank/Maryland through December 31, 1991, and from and  after January  1, 1992, means  T. Rowe  Price Trust  Company, a Maryland limited trust  company, or any successor in office who in writing accepts the position of Trustee.

     1.31 YEAR OF SERVICE has the following meanings:

          (a)  For Eligibility Purposes.   A Year of Service means a twelve (12)

   consecutive   month   period,  measured   from   the  Employee's   employment

   commencement  date, in  which  the Employee  is  credited with  one  thousand

   (1,000) Hours  of Service;  provided, however,  that for  an Employee who  is credited  with less than  one thousand (1,000)  Hours of  Service during such period, a  Year  of Service  means  a Plan  Year in  which  such Employee  is credited with one  thousand (1,000) Hours of Service,  starting with the Plan

   Year

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           which  begins  during the  Employee's  first  twelve  (12) months  of employment.

          (b)  For Vesting Purposes.  A Year of Service means a Plan Year during which an Employee  is credited with  at least one  thousand (1,000) Hours  of

   Service.

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                                    ARTICLE II

                      ELIGIBILITY OF EMPLOYEES TO PARTICIPATE

     2.1  ELIGIBLE EMPLOYEES.   Effective  with respect to any Employee  who has

   at  least one  (1) Hour  of  Service on  or  after January  1, 1989,  (except effective on  or  after February  1, 1988  as to  those certified  collective bargaining  unit Participants  covered by  the amendment  to this  Plan dated

   March 31, 1988), every  Employee of a Participating Company  who has attained age 21  and has completed  a Year of  Service as defined in  Section 1.31(a),

   shall be eligible  to participate in this Plan provided  that if the Employee is a member of a certified collective bargaining unit, he shall  be  eligible

   to participate   in this  Plan only  if  the collective bargaining agency for such unit has either accepted the terms  and conditions  of  this Plan or has consented to the solicitation of applications  for participation from members of such collective bargaining unit.

     2.2  ELIGIBILITY  UPON  RE-EMPLOYMENT.   If  an  Employee should  terminate

   employment  and subsequently  be re-employed by  the Employer,  the following rules shall determine when he  shall again become eligible to participate  in the Plan:

          (a)  If he  had not  yet met the  service requirement  of Section  2.1 prior to such  termination, his  re-employment date shall  be treated as  his employment commencement date, and the provisions of Section 2.1 shall apply.

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          (b)  If he had met the service requirement of Section

   2.1,   then:

               (i)  If  his prior  service  is disregarded  under  the Break  in

          Service  rule specified in Section 6.2(b), such prior service shall be disregarded  for  purposes of  determining  his  eligibility to  again participate, his reemployment date shall  be treated as his employment commencement date and the provisions of Section 2.1 shall apply;

               (ii) If his prior service  is not disregarded under the  Break in

          Service  rule specified in Section 6.2(b), he  shall be deemed to have met  the service requirement of Section 2.1 as of the first day of the month next following his re-employment.

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                                    ARTICLE III

                                   CONTRIBUTIONS

     3.1  PARTICIPANT PRE-TAX AND PARTICIPANT AFTER-TAX CONTRIBUTIONS.

          (a)  Subject to the limitations prescribed by this Article and Article

   IV, each  Participant may elect through  payroll deduction to make  either or both Participant  Pre-Tax and/or  Participant After-Tax Contributions  to the

   Plan. The Participant's  election must be  made on a  form prescribed by  the

   Plan Administrator.   The election, as to the aggregate of Pre-Tax and After-

   Tax Contributions,  may be for any  whole percentage not greater  than 12% of the Participant's Compensation and shall indicate what portion, if any, shall be allocated as a Participant Pre-Tax Contribution and what portion, if  any,

   shall be allocated as a Participant After-Tax Contribution.

          (b)  The Employer shall remit Participant Contributions to the Trustee as soon as  practicable but not later  than thirty (30)  days after they  are withheld from payroll.  That portion  indicated by the Participant as being a

   Participant Pre-Tax Contribution will be credited to his Participant  Pre-Tax

   Contribution  Account, and  that  portion indicated  as  being a  Participant

   After-Tax  Contribution  will  be   credited  to  his  Participant  After-Tax

   Contribution  Account.  Effective January  1, 1992, a  Participant may change the  total (including  suspending allotments  by reducing  such total  to 0%)

   and/or the Pre-Tax/After

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          Tax  make-up of  his election no  more than two  times per  Plan Year,

   effective as of the next January 1 or  July 1; to the end and intent that any such change  (including suspension) shall  remain in effect for  at least six months.  A change may  only be made on a form prescribed  by and delivered to the Plan  Administrator at least thirty  (30) days before the  election is to become effective.

     3.2  EMPLOYER MATCHING CONTRIBUTIONS.

     Promptly following the payment of the last payroll paid by it in any month,

   each Participating Company shall contribute to the Trust Fund an amount equal

   to  fifty percent (50%) of the Matchable   Portion of the Participant Pre-Tax

   Contributions   and   Participant  After-Tax   Contributions   made  by   the

   Participants in its employ during that month, or, in the case of Participants employed by more than one Participating Company, the  amount of the Matchable

   Portion  of said  Contributions  which is  apportioned to  each Participating

   Company,   less  any applicable  credits.   Such contribution  is hereinafter

   referred to as the "Employer Matching Contribution".

   Matchable Portion means (i) in  the case of vested Participants, up  to eight percent (8%) of Compensation allocated to Participant Pre-Tax and Participant

   After-Tax Contributions pursuant to Section 3.1 and (ii) in the  case of non-

   vested Participants, up to seven percent (7%) of such Compensation.

     3.3  SPECIAL RULES FOR PARTICIPANT PRE-TAX CONTRIBUTIONS.

          (a)  Annual Elective Deferral  Limitation.   A Participant's  Elective

   Deferrals (Pre-Tax Contributions to this  Plan or any other plan covering the

   Participant) for a calendar

          year beginning after December 31, 1986 may not exceed the Code Section

   402(g) limitation.   The Code  Section 402(g)  limitation is  the greater  of

   $7,000 or  the adjusted amount  determined by the Secretary  of the Treasury.

   If the Employer determines a Participant's elective deferrals under this Plan for a calendar year would  exceed the Code Section 402(g) limitation  for the calendar  year, the Employer shall not permit any additional Participant Pre-

   Tax Contributions with respect to that  Participant for the remainder of that calendar year,  paying in  cash to the  Participant any  amounts which  would cause the Participant Pre-Tax Contributions to exceed the Code Section 402(g)

   limitation.    If  the  Administrator  determines  a  Participant's  elective deferrals have exceeded the Code Section 402(g) limitation, the Administrator shall direct the Trustee to distribute  to the Participant in cash the amount in excess of the limitation (the "Excess Deferral") as adjusted for income or

   loss allocable thereto.   The determination of such allocable income  or loss

   shall  be  made  in  a  manner  similar  to  the  allocable  income  or  loss determination described  in Section 3.4 for Excess  Contributions, except the numerator of  the allocation fraction will be the amount of the Participant's

   Excess  Deferral, and  the  denominator  will be  the  Participant's  accrued

   benefit  attributable  to  his Elective  Deferrals.    If  the  Administrator

   distributes the Excess  Deferral by  April 15, it  may make the  distribution irrespective of any other provision under this Plan or under the Code.

            If a Participant participates  in another plan under  which he makes elective  deferrals pursuant to  a Code Section  401(k) arrangement, elective

   deferrals  under   a  simplified   employee  pension,  or   salary  reduction

   contributions  to  a  tax-sheltered  annuity,  irrespective  of  whether  the

   Employer  maintains  the   other  plan,  the  Participant  may   provide  the

   Administrator a  written claim for excess deferrals made for a calendar year.

   The Participant must submit the claim no later than the March 1 following the close of  the particular calendar year and the claim shall certify under oath the amount of the  Participant's Pre-Tax Contributions under this  Plan which are excess deferrals.  If the Administrator receives a timely claim, he shall distribute to the  Employee the  excess deferral, as  adjusted for  allocable income or  loss, which the Employee  has assigned to this  Plan in accordance with  the  distribution  procedure  described in  the  immediately  preceding paragraph.

          (b)  Average  Deferral  Percentage Test.     For  each Plan  Year, the

   Participant Pre-Tax Contributions shall satisfy one of the following  average deferral percentage ("ADP") tests:

               (i)  The ADP  for the Highly  Compensated Group shall  not exceed

          1.25 times the ADP for the Nonhighly Compensated Group; or

               (ii) The  ADP for the  Highly Compensated Group  shall not exceed the ADP  for  the Nonhighly  Compensated Group  by more  than two  (2)

          percentage points (or the lesser percentage  permitted by the multiple use limitation in Section 3.7) and  the ADP for the Highly Compensated

          Group

          shall be  not more than  twice the  ADP for the  Nonhighly Compensated

          Group.

          For purposes  of applying the ADP  test in Plan Years  beginning on or after  January 1, 1992, during which this  Plan covers both employees who are included in a unit of employees covered by a  collective bargaining agreement and employees who are  not, this Plan shall be  treated as consisting of  two

   separate   cash  or  deferred  arrangements  (one  for  each  such  group  of employees).

          (c)  Definitions. For purposes of applying the ADP test, the following definitions apply:

               (i)  "Highly Compensated Group" shall mean the Eligible Employees who are Highly Compensated Employees for the Plan Year.

               (ii) "Eligible Employee"  shall mean a Participant  who elects to make Employee Pre-Tax  Contributions or  who is eligible  to make  the same, irrespective of whether he actually does so.

               (iii)  "Highly  Compensated  Employee"  shall  mean  an  Eligible

          Employee  who, during the Plan  Year or during  the preceding 12-month period:

                    (1)  is  a more than five percent (5%) owner of his Employer

          (applying the constructive ownership  rules  of Code Section  318, and applying the  principles of  Code Section  318  for an  unincorporated entity);

                    (2)  has  Compensation in  excess of  $75,000 (or  a greater amount, as determined by the Commissioner of Internal Revenue);

                    (3)  has  Compensation in  excess of  $50,000 (or  a greater amount,  as determined by the Commissioner of Internal Revenue) and is part of the top-paid 20% group of employees (based on Compensation for the relevant Plan Year);

                    (4)  has Compensation in excess of 50% of the dollar  amount prescribed in  Code Section 415(b)(1)(A) (relating  to defined benefit plans) and is an officer of the Employer.

          If the Employee satisfies the definition in clause (2),  (3) or (4) in the  Plan Year but  not during the  preceding 12-month period  and does not satisfy clause (1)  in either period, the Employee is  a Highly Compensated

     Employee only if he is one of the 100 most highly compensated Employees for the Plan  Year.  The number of officers taken into account under clause (4)

     will not  exceed  the greater  of  3 or  10%  of the  total  number  (after application of the  Code Section  414(q) exclusions) of  Employees, but  no

     more  than  50  officers.    If  no  Employee  satisfies  the  Compensation

     requirement in clause  (4) for  the relevant year,  the Administrator  will treat the highest paid officer as satisfying clause (4) for that year.

          For  purposes  of  this   Section  3.3(c)(iii),  "Compensation"  means

     Compensation as defined in Section 4.1(b), except no

          exclusions from Compensation apply other than the

     exclusions described in  paragraphs (i),  (ii), (iii) and  (iv) of  Section

     4.1(b),  and Compensation must include: (i) elective deferrals under a Code

     Section  401(k)  arrangement  or  under    a  Simplified  Employee  Pension

     maintained by the Employer; and (ii) amounts paid by the Employer which are not currently includible  in the  Employee's gross income  because of  Code

     Section Section 125 (cafeteria  plans) or 403(b) (tax-sheltered annuities).

     The  Plan Administrator  must make  the  determination of  who is  a Highly

     Compensated  Employee,  including  the  determinations of  the  number  and identity  of the top paid 20% group, the top 100 paid Employees, the number of  officers  includible  in  clause  (4)  and the  relevant  Compensation,

     consistent  with Code Section 414(q) and regulations issued under that Code

     section.    For purposes  of applying  any nondiscrimination  test required under the  Plan or under the  Code, in a manner  consistent with applicable

     Treasury  regulations,   the  Plan   Administrator  will  treat   a  Highly

     Compensated  Employee  and  all his  family  members  (a  spouse, a  lineal ascendant or  descendant, or a spouse of  a lineal ascendant or descendant)

     as a single Highly Compensated Employee, but only if the Highly Compensated

     Employee is a more  than 5% owner  or is one of  the 10 Highly  Compensated

     Employees  with  the  greatest  Compensation  for  the  Plan  Year.    This

     aggregation rule applies to a family member even if that family member is a

     Highly Compensated Employee without family aggregation.

           The term "Highly Compensated Employee" also includes any former Employee who separated from Service (or has a deemed Separation from

     Service,  as determined under Treasury regulations) prior to the Plan Year,

     performs no Service for the Employer during the Plan Year, and was a Highly

     Compensated Employee either for the separation year or any Plan Year ending

     on or  after his 55th birthday.   If the former  Employee's Separation from

     Service  occurred  prior to  January 1,  1987, he  is a  Highly Compensated

     Employee  only if he  satisfied clause (1)  of this Section  3.3(c)(iii) or received  Compensation in  excess of  $50,000 during  (1) the  year  of his separation  from Service (or the prior year);  or (2) any year ending after his 54th birthday.

          (iv) "Nonhighly  Compensated Group" shall mean  the Eligible Employees who  are Nonhighly Compensated Employees for  the Plan Year.  The Nonhighly

     Compensated Employees  are  the  Eligible  Employees  who  are  not  Highly

     Compensated  Employees  and  are  not  family  members  treated  as  Highly

     Compensated Employees under paragraph (iii).

          (v)  The "ADP"  for a  group is  the average  of  the separate  Actual

     Deferral  Ratios ("ADR")  calculated for  each Eligible  Employee who  is a

     member  of that group.   An Eligible Employee's ADR for  a Plan Year is the

     ratio of the Participant Pre-Tax Contributions allocated to his account for the Plan Year to his Compensation for  that portion of the Plan Year during which he was an Eligible Employee.  For aggregated

          family members treated as a single Highly Compensated

     Employee under  paragraph  (c), the  ADR  of the  family  unit is  the  ADR

     determined   by  combining   the  Employee   Pre-Tax  Contributions     and

     Compensation of all  aggregated family  members.   A Nonhighly  Compensated

     Employee's ADR  shall not  include Employee Pre-Tax  Contributions made  to this Plan or to  any other Plan maintained by  the Employer, to the  extent

     such  Employee  Pre-Tax  Contributions   exceed  the  Code  Section  402(g)

     limitation.   A Highly  Compensated Employee's  ADR shall  include elective deferrals under any other Code Section 401(k) arrangement maintained by the

     Employer  (unless elective  deferrals  are to  an  ESOP), but  a  Nonhighly

     Compensated  Employee's  ADP shall  not  include  elective deferrals  under another  Code Section 401(k) arrangement maintained by the  Employer unless the Employer treats the Code Section 401(k) arrangement under this Plan and the  other Code  Section  401(k)  arrangement as  a  unit for  coverage  or discrimination purposes.

     3.4  ADP TEST CORRECTION.

          (a)  If the Administrator determines the Plan fails to satisfy the ADP test for  a Plan Year,  it may recharacterize  pursuant to Section  3.4(b) or

   direct  the   Trustee  to   distribute  the  Excess   Contributions  (defined

   hereinbelow), as adjusted  for allocable  income or loss,  no later than  the

   last day of  the succeeding Plan Year.   However, the Employer  will incur an

   excise  tax equal to ten percent (10%)  of the amount of excess contributions for a Plan Year not recharacterized or distributed to

          the appropriate Highly Compensated Employees by 2-1/2 months following

   the  close of that  Plan Year.   The Excess  Contributions are the  amount of

   Employee Pre-Tax Contributions made by the Highly Compensated Employees which causes the  Plan to fail  to satisfy the  ADP test.  The  Administrator shall direct  the Trustee  to distribute  to each  Highly Compensated  Employee his

   respective  share  of the  Excess  Contributions.    The Administrator  shall

   determine  the respective shares of Excess Contributions by starting with the

   Highly Compensated Employee(s) at  the next highest ADR level  (including the

   ADR of the Highly Compensated Employees who has the greatest ADR(s), reducing his ADR to  the next highest ADR, then, if necessary, reducing the ADR of the

   Highly  Compensated Employee(s)  whose ADR(s)  the Administrator  already has reduced),  and  continuing in  this  manner  until  the  ADP for  the  Highly

   Compensated Group satisfies the ADP test.  If the Highly Compensated Employee is  part of an aggregated family group, the Administrator, in accordance with the  applicable Treasury  Regulations,  will determine  each family  member's allocable share of the Excess Contributions assigned to the family unit.

     Excess Contributions shall  be adjusted  for any income  or loss  allocable

   thereto up to  the date  of distribution.   The income or  loss allocable  to

   Excess Contributions up to  the date of distribution is  the sum of: (i)  the income or loss allocable to the Highly Compensated Employee's Pre-Tax Account

   for the Plan  Year multiplied by a  fraction, the numerator of  which is such

   Employee's Excess Contributions for the year and the denominator of which is

           the Employee's  account balance  attributable to  Participant Pre-Tax

   Contributions as  of the  last day of  the Plan  Year without  regard to  any income or loss occurring during such Plan Year;  plus (ii) ten percent of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan  Year and the date of distribution, counting  the month of distribution as a whole calendar month if, but only if, distribution occurs after the 15th day of such month.

          (b)  Recharacterization.  The Employer may  treat Excess Contributions as an amount  distributed to  the Participant and  then recontributed by  the

   Participant to the Plan as  a Participant After-Tax Contribution.   An amount

   may not be  recharacterized with respect to a Highly  Compensated Employee to the  extent that such amount, in combination with other Participant After-Tax

   Contributions made by that Employee, would exceed any  stated limit under the

   Plan.

          Recharacterization must occur no  later than two and one-  half months after the last day of the Plan Year  in which such Excess Contributions arose and is  deemed  to occur  on  the date  on which  the  last of  those  Highly

   Compensated  Employees with  Excess  Contributions to  be recharacterized  is informed in  writing  of  the  amount recharacterized  and  the  consequences thereof.  Recharacterized amounts are  includible in the Participant's  gross income on the earliest dates any elective contributions made on behalf of the

   Participant during the Plan Year would have been

          received by  the Participant had he originally  elected to receive the amounts in cash.

     3.5  SPECIAL  RULES  FOR  EMPLOYEE  AFTER-TAX  CONTRIBUTIONS  AND  EMPLOYER

   MATCHING CONTRIBUTIONS.

          (a)  Average  Contribution Percentage Test.    The  Plan shall satisfy

   one  of the  following average  contribution percentage  ("ACP")  tests, with

   respect   to  Employee   After-Tax   Contributions   and  Employer   Matching

   Contributions:

               (i)  The ACP  for the Highly  Compensated Group shall  not exceed

          1.25 times the ACP for the Nonhighly Compensated Group; or

               (ii) The  ACP for the  Highly Compensated Group  shall not exceed the  ACP for  the Nonhighly  Compensated Group  by more  than two  (2)

          percentage points (or the lesser percentage  permitted by the multiple use limitation in Section 3.7), and the ACP for the Highly Compensated

          Group  shall  not  be  more  than twice  the  ACP  for  the  Nonhighly

          Compensated Group.

          For purposes  of applying the ACP  test in Plan Years  beginning on or after January 1,  1992, during which this Plan covers  both employees who are included in a unit of employees covered by a collective  bargaining agreement and  employees who are not, this  Plan shall be treated  as consisting of two

   separate   cash  or  deferred  arrangements  (one  for  each  such  group  of employees).

          (b)  Definitions.    For  purposes  of  applying  the  ACP  test,  the

   following definitions apply:

               (i)  "Highly Compensated Group" shall mean the Eligible Employees

          who  are   Highly  Compensated   Employees  (as  defined   in  Section

          3.3(c)(iii)) for the Plan Year.

               (ii) "Eligible Employee" shall mean a Participant who is eligible to receive an  allocation of Company Matching Contributions  (or would be eligible if  he made the type of contributions necessary to receive such  an  allocation),  and a  Participant  who  is  eligible to  make

          Participant  After-Tax  Contributions,  irrespective  of   whether  he

          actually makes such Contributions for the Plan Year.

               (iii) "Nonhighly  Compensated Group" shall have  the same meaning as in Section 3.3(c)(iv).

               (iv)  The  "ACP"  for  a  group is  the  average  of  the  Actual

          Contribution Ratios (ACR) calculated for each Eligible Employee who is a member of that group.  An Eligible Employee's ACR for a Plan Year is the  ratio of the sum  of the Participant  After-Tax Contributions and

          Employer  Matching Contributions (such  sum being hereinafter referred to as "Aggregate Contributions") allocated to his account for the Plan

          Year to his  Compensation for  that portion  of the  Plan Year  during

          which  he was  an Eligible  Employee.   For aggregated  family members

          treated  as  a  single   Highly  Compensated  Employee  under  Section

          3.3(c)(iii), the  ACR  of the  family unit  is the  ACR determined  by combining the Aggregate

          Contributions and Compensation  of all aggregated  family members.   A

          Highly   Compensated  Employee's  ACR   shall  include  any  Aggregate

          Contributions made on his behalf  to any other plan maintained  by the

          Employer (unless the other plan is  an ESOP).  A Nonhighly Compensated

          Employee's ACR shall  not include Aggregate Contributions made  on his behalf to another  plan unless the Employer  treats this Plan  and the other plan as a unit for coverage or discrimination purposes under the

          Code.  The  Administrator may  (in a manner  consistent with  Treasury regulations) determine  the ACRs of  the Eligible Employees  by taking into account  Employee Pre-Tax  Contributions made  to this Plan,  but only to the extent they are not used in calculating the ADP test under

          Section  3.3.   The  Administrator may  not  include Employee  Pre-Tax

          Contributions  in  the  ACP  test,  unless  the  Code  Section  401(k)

          arrangement  under  this Plan  satisfies the  ADP  test both  with and

          without such contributions.   For Plan Years  beginning after December

          31,  1988,  the Administrator  may  not include  in  the ACP  test any

          Aggregate  Contributions  or  elective  deferrals  under  another plan unless that plan has the same Plan Year as this Plan.

               (v)  "Aggregate   Contributions"    are   Participant   After-Tax

          Contributions and Employer Matching  Contributions.  "Excess Aggregate

          Contributions" are the amount of the Aggregate Contributions allocated on behalf

               of the Highly Compensated Employees which causes the Plan to fail to satisfy the ACP test.

     3.6  ACP TEST CORRECTION.   The Administrator first shall determine whether

   the Highly Compensated Employees  have made Participant Pre-Tax Contributions which  are Excess Deferrals under  Section 3.3 or  Excess Contributions under

   Section  3.4 before it determines Excess Aggregate Contributions for the Plan

   Year.  If the Administrator determines the Plan fails to satisfy the ACP test for a  Plan  Year, it  shall  direct the  Trustee  to distribute  the  Excess

   Aggregate Contributions, as adjusted  for allocable income or loss,  no later than the last  day of the  succeeding Plan Year.  However, the Employer  will incur an  excise  tax equal  to ten  percent (10%)  of the  amount of  Excess

   Aggregate  Contributions for a Plan  Year not distributed  to the appropriate

   Highly Compensated Employees by 2-1/2 months following the close of that Plan

   Year.

   The  Administrator  shall direct  the Trustee  to  distribute to  each Highly

   Compensated  Employee   his  respective   amount  of  the   Excess  Aggregate

   Contributions.  The  Administrator shall determine the  respective amounts of

   Excess  Aggregate  Contributions  by  starting with  the  Highly  Compensated

   Employee(s) who  has the greatest ACR,  reducing his ACR to  the next highest

   ACR   then,  if  necessary,  reducing  the  ACR  of  the  Highly  Compensated

   Employee(s) at  the next highest ACR  level (including the ACR  of the Highly

   Compensated Employee(s) whose ACR the Administrator already has reduced), and continuing in  this manner  until the  ACP for  the Highly  Compensated Group satisfies the ACP test.  If the Highly Compensated Employee

           is  part  of  an  aggregated  family  group,  the  Administrator,  in accordance  with the  applicable  Treasury regulations,  will determine  each

   aggregated  family   member's  allocable   share  of  the   Excess  Aggregate

   Contributions  assigned to the family  member unit.   The Administrator shall

   treat a Highly  Compensated Employee's Excess Aggregate Contributions  in the

   following  priority: (1)  first  as attributable  to  his unmatched  Employee

   After-Tax Contributions,  if any;  (2) then  on a  prorata basis  to  matched

   Employee After-Tax Contributions, and to the Matching Contributions allocated on the  basis of those Employee  After-Tax Contributions.  To  the extent the

   Highly Compensated Employee's Excess Aggregate Contributions are attributable to Company Matching  Contributions, and he is not one  hundred percent (100%)

   vested   in   his  accrued   benefit   attributable   to  Employer   Matching

   Contributions, the Administrator shall distribute only  the vested portion of his Excess Aggregate Contributions, as adjusted for allocable income or loss,

   and  forfeit  the nonvested  portion.    The  vested  portion of  the  Highly

   Compensated Employee's Excess Aggregate Contributions attributable to Company

   Matching  Contributions  is  the  total   amount  of  such  Excess  Aggregate

   Contributions  (as adjusted for allocable  income or loss)  multiplied by his vested percentage (determined  as of the last day of the  Plan Year for which the Participating Company made the matching contribution).  The Administrator

   shall allocate any  forfeited  Excess   Aggregate  Contributions   to  reduce

   Employer Matching Contributions  for the  Plan Year following  the Plan  Year during which the excess occurred.

           The  Administrator  shall determine  the  amount  of  income or  loss allocable to the Highly Compensated Employee's Excess Aggregate Contributions

   in a manner similar  to the allocable income or loss  determination described in Section 3.4(a) for Excess Contributions, except  the  Administrator  shall

   make   the  determination  with reference  to the income or loss allocable to the Highly Compensated Employee's Excess Aggregate Contributions.

     3.7  MULTIPLE  USE LIMITATION.  For Plan Years beginning after December 31,

   1988, if at least one Highly Compensated Employee is included in the ADP test under Section 3.3 and the ACP  test under Section 3.5, the sum  of the Highly

   Compensated Group's ADP and ACP may not exceed the multiple use limitation.

     The multiple use limitation is the sum of (i) and (ii):

          (i)  125% of the greater of: (a)  the ADP of the Nonhighly Compensated

     Group; or (b) the ACP of the Nonhighly Compensated Group.

          (ii) 2% plus  the lesser of (i)(a)  or (i)(b), but no  more than twice the lesser of (i)(a) or (i)(b).

          The Administrator, in lieu of determining the multiple use  limitation as the sum of (i) and (ii),  may elect to determine such limitation as  the sum of (iii) and (iv):

          (iii)  125% of the lesser of (a)  the ADP of the Nonhighly Compensated

     Group or (b) the ACP of the Nonhighly Compensated Group.

          (iv) 2%  plus the greater  of (iii)(a) or  (iii)(b), but no  more than twice the greater of (iii)(a) or (iii)(b).

           The  Administrator shall  determine  whether the  Plan  satisfies the multiple use limitation after applying the ADP test under Section 3.3 and the

   ACP test under Section  3.5 and making any corrective  distributions required by those  Sections.  If the  Administrator determines the Plan  has failed to satisfy  the multiple  use  limitation, the  Administrator shall  correct the failure  by treating  the excess  amount as  Excess  Aggregate Contributions.

   This  Section 3.7  does not  apply unless,  prior to  the application  of the multiple use  limitation, the ADR and the ACR of the Highly Compensated Group

   each exceeds 125% of the respective percentages for the Nonhighly Compensated

   Group.

                                    ARTICLE IV

                          LIMITATION ON ANNUAL ADDITIONS

     4.1  DEFINITIONS.  For purposes of Article IV, the following terms mean:

          (a)  "Annual Addition" - The sum of the following amounts allocated on behalf  of a  Participant for a  Limitation Year;  (i) all  Employer Matching

   Contributions; and (ii) all  Participant Pre-Tax and After-Tax Contributions.

   Except  to  the extent  provided  in Treasury  regulations,  Annual Additions include  excess  contributions  described  in  Code  Section  401(k),  excess aggregate contributions described in Code Section 401(m) and excess deferrals

   described   in  Code  Section  401(g),   irrespective  of  whether  the  Plan

   distributes or forfeits such  excess amounts.  Annual Additions  also include

   Excess Amounts  reapplied to reduce Employer contributions under Section 4.2.

   Amounts allocated after March 31, 1984, to an  individual medical account (as defined in Code Section 415(l)(2)) included as part of a defined benefit plan

   maintained  by  the  Employer  are  Annual Additions.    Furthermore,  Annual

   Additions  include contributions paid or accrued after December 31, 1985, for taxable years ending after December 31, 1985, attributable to post-retirement medical benefits allocated  to the  separate account  of a  key employee  (as defined in Code Section 419A(d)(3)) under a welfare benefit fund  (as defined in Code  Section 419(e)) maintained by the Employer, but only for purposes of the dollar limitation applicable to the Maximum Permissible Amount.

               (b)  "Compensation" means (subject to the limitation specified in

   Section  1.7(A)) the  Participant's  wages, salaries,  fees for  professional service and other amounts received for personal services actually rendered in the course of employment  with the Employer maintaining the  Plan (including,

   but not limited to,  commissions paid salesmen, compensation for  services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses).  Compensation  does not include elective contributions  made by the  Employer on the Employee's behalf.  "Elective contributions" are amounts excludable from the Employee's  gross income under Code Section  Section 125,

   402(a)(8),  402(h) or  403(b),  and  contributed  by  the  Employer,  at  the

   Employee's election,  to  a Code  Section  401(k) arrangement,  a  Simplified

   Employee Pension,  cafeteria plan or  tax-sheltered annuity.   A Compensation

   payment includes Compensation  paid by  the Employer to  an Employee  through another  person under the common paymaster provisions of Code Section Section

   3121(s) and 3306(p).  The term "Compensation" also does not include:

               (i)  Employer contributions (other than "elective contributions")

          to a Plan of deferred compensation to the extent the contributions are not included in  the gross income of Employee for  the taxable year in which contributed, on behalf  of an Employee to a  Simplified Employee

          Pension  Plan to the extent such contributions are excludable from the

          Employee's gross income, and any distributions from a plan of deferred compensation,

               regardless of whether  such amounts are  includible in the  gross income of the Employee when distributed.

               (ii) Amounts realized from the exercise of a non- qualified stock option, or when  restricted stock  (or property) held  by an  Employee either  becomes freely  transferable  or is  no  longer subject  to  a substantial risk of forfeiture.

               (iii)  Amounts   realized  from  the  sale,   exchange  or  other

          disposition of stock acquired  under a stock option described  in Part

          II, Subchapter D, Chapter 1 of the Code.

               (iv)  Other  amounts  which  receive  special  tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in  the gross income of the Employee),

          or contributions  made by an  Employer (whether or not  under a salary reduction  agreement)  towards the  purchase  of  an annuity  contract described in Code Section 403(b) (whether or not the contributions are excludable  from  the  gross  income  of  the  Employee),  other  than

          "elective contributions".

     (c)  "Maximum  Permissible  Amount" -  The lesser  of  (i) $30,000  (or, if greater,  one-fourth  of the  defined  benefit dollar  limitation  under Code

   Section  415(b)(1)(A)), or (ii) 25% of the Participant's Compensation for the

   Limitation Year.  If there is a  short Limitation Year because of a change in

   Limitation Year, the

           Plan Administrator will multiply the $30,000 (or adjusted) limitation by the following fraction:

                   Number of months in the short Limitation Year
                                        12

          (d)  "Employer" - The Employer  that adopts this Plan and  any Related

   Employers described  in Section 1.26.   Solely for  purposes of applying  the

   limitations  of Section  4.2 and  this Section,  the Plan  Administrator will determine  Related Employers  described  in Section  1.26  by modifying  Code

   Section Section 414(b) and (c) in accordance with Code Section 415(h).

          (e)  "Excess  Amount"  -  The   Excess  of  the  Participant's  Annual

   Additions for the Limitation Year over the Maximum Permissible Amount.

          (f)  "Limitation Year" -  The Plan Year.   If the Employer  amends the

   Limitation  Year  to  a  different  12  consecutive  month  period,  the  new

   Limitation Year must begin on a date within the Limitation Year for which the

   Employer makes the amendment, creating a short Limitation Year.

          (g)  "Defined contribution  plan" -  A retirement plan  which provides for an individual account for each participant and for benefits based  solely on  the  amount contributed  to the  participant's  account, and  any income,

   expenses,  gains and  losses,  and  any  forfeitures  of  accounts  of  other

   participants which the plan may allocate to such participant's account.   The

   Plan Administrator must treat all defined contribution plans maintained

           by the Employer (whether or not terminated) as a single plan.  Solely for purposes of the limitations of this Article,  the Plan Administrator will treat employee contributions made to a defined benefit plan maintained by the

   Employer as a  separate defined  contribution plan.   The Plan  Administrator

   also will treat as a defined contribution plan an  individual medical account

   (as defined in Code Section 415(l)(2))  included as part of a defined benefit plan maintained by the Employer and,  for taxable years ending after December

   31, 1985,  a welfare benefit fund under Code Section 419(e) maintained by the

   Employer  to the extent there are  post-retirement medical benefits allocated to  the  separate account  of  a key  employee  (as defined  in  Code Section

   419A(d)(3)).

          (h)  "Defined benefit plan" - A retirement plan which does not provide for individual accounts for  Employer contributions.  The  Plan Administrator must treat all defined  benefit plans maintained by the Employer  (whether or not terminated) as a single plan.

          (i)  "Defined benefit plan fraction" - shall mean, for each Limitation

   Year, the following:

          Projected annual benefit of the Participant under all qualified defined benefit plans maintained by the Employer
            The lesser of (i) 125% (subject to the "100% limitation" in paragraph (k)) of the dollar limitation in effect under
            Code Section 415(b)(1) (A) for the Limitation Year, or (ii)
                140% of the Participant's average Compensation for
                      his high 3 consecutive Years of Service

           To determine the denominator of this fraction, the Plan Administrator will  make any  adjustment  required  under  Code  Section  415(b)  and  will determine a Year of Service as a Plan Year in which the Employee completed at least  1,000 Hours of Service.  The  "projected annual benefit" is the annual retirement  benefit  (adjusted to  an  actuarially  equivalent straight  life annuity if the plan  expresses such benefit in a  form other than a  straight life  annuity or  qualified joint  and survivor  annuity) of  the Participant under the terms of the  defined benefit plan on the assumptions  he continues employment until  his normal  retirement age  (or current  age, if later)  as stated in the defined  benefit plan, his compensation  continues at the  same rate as in effect in  the Limitation Year under consideration until  the date of his normal retirement age and all other relevant factors used to determine benefits under  the defined benefit  plan remain constant  as of  the current

   Limitation Year for all future Limitation Years.

     Current Accrued  Benefit.  If  the Participant  accrued benefits in  one or more defined benefit plans maintained by the Employer which were in existence on May  5,  1986, the  dollar  limitation used  in  the denominator  of  this fraction will not be less than  the Participant's Current Accrued Benefit.  A

   Participant's Current Accrued Benefit is the sum of the annual benefits under such defined benefit plans which the Participant had accrued as of the end of the 1986 Limitation Year  (the last Limitation Year beginning  before January

   1, 1987), determined without regard to any change in the  terms or conditions of the Plan made after May 5, 1986, and

          without regard to any cost of living adjustment occurring after May 5,

   1986.   This Current Accrued Benefit rule applies only if the defined benefit plans individually and in the aggregate satisfied

   the requirements of  Code Section 415  as in effect  at the  end of the  1986

   Limitation Year.

          (j)  "Defined  contribution  plan fraction"  -  shall  mean, for  each

   Limitation Year, the following:

    The sum, as of the close of the Limitation Year, of the Annual Additions to the Participant's Account under all defined contribution plans maintained by the Employer
             The sum of the lesser of the following amounts determined
            for the Limitation Year and for each prior Year of Service with the Employer: (i) 125% (subject to the "100%
                    limitation" in paragraph (k)) of the dollar
               limitation in effect under Code Section 415(c)(1)(A)
                    for the Limitation Year (determined without
                     regard to the special dollar limitations
                      for employee stock ownership plans), or
                           (ii) 35% of the Participant's
                               Compensation for the
                                  Limitation Year

          For purposes  of determining  the defined contribution  plan fraction,

   the Plan  Administrator will  not  recompute Annual  Additions in  Limitation

   Years beginning prior to January 1, 1987, to treat all Employee contributions as Annual Additions.  If  the Plan satisfied Code Section 415  for Limitation

   Years  beginning  prior  to January  1,  1987,  the  Plan Administrator  will redetermine the defined  contribution plan fraction  and the defined  benefit plan fraction  as of the end of the 1986  Limitation Year, in accordance with this Section 4.1.  If the sum of the redetermined fractions

          exceeds 1.0, the Plan Administrator will subtract permanently from the numerator  of the defined contribution  plan fraction an amount  equal to the product of (1) the excess of the sum of the fractions over 1.0, times (2) the

   denominator  of  the  defined contribution  plan  fraction.    In making  the

   adjustment, the Plan  Administrator must disregard any accrued  benefit under the defined benefit plan which is in excess of the Current Accrued  Benefit.

   This Plan continues any transitional rules applicable to the determination of the defined contribution  plan fraction under the  Employer's Plan as of  the end of the 1986 Limitation Year.

          (k)  "100%  limitation".   If the  100% limitation  applies,  the Plan

   Administrator  must determine  the denominator  of the  defined benefit  plan fraction and the  denominator of  the defined contribution  plan fraction  by substituting 100% for  125%.  The  100% limitation applies  only if: (i)  the

   Plan's top heavy  ratio exceeds 90%; or  (ii) the Plan's  top heavy ratio  is greater than  60%, and the Employer  does not provide  extra minimum benefits which satisfy Code Section 416(h)(2).

     4.2  LIMITATIONS ON ALLOCATIONS TO PARTICIPANTS' ACCOUNTS.

     The amount of  Annual Addition  which the Plan  Administrator may  allocate under  this Plan  on a  Participant's behalf  for a  Limitation Year  may not exceed the Maximum Permissible Amount.

     (A)  Estimation  of Compensation.    Prior  to  the  determination  of  the

   Participant's   actual  Compensation   for  a   Limitation  Year,   the  Plan

   Administrator  may determine the Maximum  Permissible Amount on  the basis of the Participant's estimated annual Compensation for

           such  Limitation  Year.    The  Plan  Administrator  must  make  this

   determination  on a  reasonable  and uniform  basis  for all     Participants

   similarly  situated.    The  Plan  Administrator  must  reduce  any  Employer

   contributions based on  estimated annual  Compensation by  any Excess  Amount carried over from prior years.  As soon as is administratively feasible after the end  of the  Limitation Year, the  Plan Administrator will  determine the

   Maximum Permissible  Amount for  such Limitation  Year on  the basis  of  the

   Participant's actual Compensation for such Limitation Year.

     (B)  Disposition  of  Excess Amount.   If,  due  to a  reasonable  error in

   estimating  a  Participant's  Annual  Compensation,  a  reasonable  error  in determining  the amount of Participant Pre-Tax Contributions that may be made with respect to any individual under the limits of Code Section 415, or under other  limited  facts and  circumstances  that the  Commissioner  of Internal

   Revenue  finds justify  the  availability  of the  rules  set forth  in  this

   Paragraph (B), there is an Excess Amount with respect to a  Participant for a

   Limitation Year, the Plan Administrator will dispose of such Excess Amount as follows:

          (1)  The   Plan  Administrator  will   return  to  the Participant his

     After-Tax  Contributions to the extent  the return would  reduce the Excess

     Amount but would  not reduce  the Matchable Portion  as defined in  Section

     3.2.

          (2)  If, after the application  of subparagraph (1), an  Excess Amount still exists,  and  the Plan  covers  the Participant  at  the end  of  the

     Limitation Year, then the Plan

        Administrator will  use  the Excess  Amount  to reduce  future  Employer contributions under  the Plan for  the next  Limitation Year  and for  each

     succeeding  Limitation Year,  as is  necessary, for  the Participant.   The

     Participant  may elect to limit his Compensation for allocation purposes to the extent necessary  to reduce his  allocation for the Limitation  Year to the Maximum Permissible Amount and eliminate the Excess Amount.

          (3)  If, after  the application of subparagraph (1),  an Excess Amount still exists, and the Plan does not cover the Participant at the end of the

     Limitation  Year, then the Plan  Administrator will hold  the Excess Amount

     unallocated in a suspense account.   The Plan Administrator will apply  the

     suspense  account  to  reduce  Employer  Contributions  for  all  remaining

     Participants in the next Limitation Year, and in each succeeding Limitation

     Year if necessary.  Neither the Employer nor any Employee may contribute to the Plan  for any Limitation Year  in which the Plan is  unable to allocate fully a suspense account maintained pursuant to this paragraph (3).

          (4)  Notwithstanding subparagraphs (1), (2)  and (3) of this Paragraph

     (B), the Plan Administrator may return Participant Pre-Tax Contributions or

     Participant  After-Tax Contributions to the extent  the return would reduce an Excess Amount.

     (C)  Defined  Benefit  Plan  Limitation.     If  the  Participant presently

   participates,  or   has  ever  participated  under  a  defined  benefit  plan

   maintained by the Employer, then the sum of the

          defined  benefit  plan  fraction  and the  defined  contribution  plan fraction  for the Participant for  that Limitation Year must  not exceed 1.0.

   To  the extent necessary to satisfy this limitation, the Employer will reduce the Participant's projected  annual benefit  under the  defined benefit  plan under which the Participant participates.

                                     ARTICLE V

                                    INVESTMENTS

     5.1  INVESTMENT OF NEW CONTRIBUTIONS.

          (a)  Upon  enrollment in  the Plan  and thereafter  from time  to time pursuant to  this Article, a  Participant on  and after January  1, 1992  may select one or more of the following options for investment by the  Trustee of

   his  ensuing  Participant  After-Tax   Contributions,    Participant  Pre-Tax

   Contributions  and Employer Matching Contributions made with respect thereto:

               (i)  Class  A Common Stock of  the Company (Class  B Common Stock

          after June 30, 1994) which shall be purchased in the open market.

               (ii) One  or more Money Market Investment Funds, one or more Bond

          Investment Funds and one  or more Equity Investment Funds  which shall

          be  maintained  under  this  Plan  through   one  or  more  "regulated

          investment companies" as  defined in  Section 851 of  the Code  and/or through  bank  common trust  funds and/or  through  one or  more group annuity contracts with one or more Insurers.

                    (1)  The Money  Market Investment Fund(s)  shall be invested in shares  of one or  more regulated  investment companies  which invest in debt instruments  with an average maturity of  one year or less and seek to maintain a constant share price

               but  do not  guarantee the  same or  a minimum  or fixed  rate of return on deposits made thereto.

                    (2)  The Bond Investment Fund(s) shall be invested in shares of  one  or  more  regulated investment  companies  which  invest principally  in longer term debt-type securities and which do not guarantee the  preservation of  principal or  a minimum  or fixed rate of return on deposits made thereto.

                    (3)  The  Equity  Investment Fund(s)  shall  be  invested in shares of one or more regulated investment companies which invest principally in equity-type securities  and which do not guarantee the  preservation  of principal  or a  minimum  or fixed  rate of return on deposits made thereto.

          (b)   Each  such  selection of  an investment  option shall  specify a percentage,  which shall  be  determined by  the  Plan Administrator,  to  be applied  to such  investment  option and  shall  be considered  a  continuing direction until changed by direction of the Participant.

          (c)   Pursuant  to procedures  adopted by  the Plan  Administrator and uniformly  applied, Participants  may  effect their  selection of  investment options by instructions  to a plan  fiduciary who will  be identified at  all times  and  in  like  manner may  change  their  selection  with  respect  to subsequent contributions at least once in each calendar quarter.

               5.2  CHANGE OF INVESTMENTS.

          (a)  Pursuant  to procedures  adopted  by the  Plan Administrator  and uniformly  applied, but subject to the further conditions in this Section 5.2 prescribed, Participants may  direct through  a plan fiduciary  who shall  be identified at  all  times, the  sale or  redemption of  investments in  their accounts and the  reinvestment of the proceeds of such  sale or redemption at least once in each calendar quarter, except as otherwise required in order to make a permitted  withdrawal in  cash; provided, however,  that any  election made by a Participant who  is an officer or  director of the Company to  sell

   Class A or Class B  Common Stock of the Company as well  as any election made by such a  Participant to purchase  Class A or  Class B  Common Stock of  the

   Company with  the proceeds of  a sale or  redemption of other  investments in such  Participant's Accounts (i) may not be  made within less than six months before or  after any other election  by such Participant to  sell or purchase

   Class A  or Class B  Common Stock of  the Company and  (ii) may only  be made during the period in each calendar quarter which begins on the third business day  following the  release of  quarterly or  annual statements of  sales and earnings of the  Company and ends on the twelfth  business day following such date.

          (b)  The  following provisions  apply  to the  disposition of  certain investments which,  in the  case of  shares of  Class B  Common Stock  of the

   Company,  were acquired  in Participant  After-Tax Contributions  Accounts by

   reason of a dividend paid in  such shares on January 9, 1980,  to the holders

   Class A Common Stock of the

               Company and  were acquired  in Participant  Pre-Tax Contributions

   Accounts by  reason of an elected transfer in kind  from the accounts of such

   Participants in  the Crown Central Petroleum Corporation Tax Credit Employees

   Stock Ownership Plan following its  termination as of December 31, 1987, and,

   in the  case of United States Savings Bonds and investments in the Guaranteed

   Fixed Income Investment  Fund through group annuity  contracts with Insurers,

   were acquired through  investment options  which from and  after November  1,

   1991 are not available investment options for ongoing contributions:

               (i)  Prior to July 1,  1994, a direction to  sell Class B  Common

          Stock of the Company in  a Participant's Accounts must cover all,  and not less  than all, of such stock,  except that less than  all of such stock may be sold to comply with a withdrawal request.

               (ii) A  direction  to redeem  United  States Savings  Bonds  in a

          Participant's  Accounts shall  be  subject to  any applicable  holding period restrictions  on such redemption imposed  by Federal regulatory authorities.

              (iii) A redemption of an investment of a Participant's Accounts in the Guaranteed  Fixed Income Investment  Fund through a  group annuity contract  with an Insurer shall  be made by  deducting the appropriate amount from the  Investment Year  Accounts for such  Participant on  a last-in/first-out basis.  If the Insurer shall so

          require, cash resulting from any such redemption prior to the Maturity

          Date of the group annuity  contract redeemed may not be invested  in a

          Money Market Investment Fund until a period of at least six (6) months shall have elapsed from the date of such redemption.

          (c)  From and after November 1, 1991, unless otherwise directed by the

   Participant, ongoing  contributions theretofore designated  for investment in

   United States Savings  Bonds or in the  Guaranteed Fixed Income  Fund through group annuity  contracts with  Insurers will be  invested in  a Money  Market

   Investment Fund selected by the Plan Administrator which invests primarily in

   U.S. Treasury securities.

     5.3  INVESTMENT OF INCOME RECEIVED.  Income received in an Account shall be reinvested in the same investment medium which produced such income except as follows:

          (a)  Unless otherwise  directed by the Participant,  the entire amount received by  the Trustee  (i) in  exchange for  any United  States Government

   Bonds  surrendered at  maturity or (ii)  from expiration  of a  group annuity contract with an Insurer, shall be invested in a Money Market Investment Fund selected by the Plan  Administrator which invests primarily in  U.S. Treasury securities.

          (b)  Prior  to July 1, 1994, income received from investments in Class

   B Common Stock of the Company shall be invested in full and fractional shares of Class A Common Stock of the Company.  After June 30, 1994, income received from investments

          in Class A  Common Stock of the Company shall be invested  in full and fractional shares of Class B Common Stock of the Company.

     5.4  INVESTMENT OF CASH IN  DEFAULT OF PARTICIPANT INSTRUCTIONS.   All cash

   received from  any source by the  Trustee, and credited to  the Account(s) of any  Participant without direction by the Participant for investment thereof,

   shall be invested in a Money Market Investment Fund.

     5.5  VOTING OF COMPANY STOCK.

          (a)  Each  Participant  may  direct  the Trustee,  or  a  third  party selected by  the Administrator,  as to  the manner in  which whole  shares of common stock of the Company  in his Accounts are to be voted  on any issue as

   to which such  shares are entitled  to be voted.   Fractional shares  are not

   entitled to vote.

          (b)  Any shares  of common stock of  the Company in the  Accounts of a

   Participant  for which clear and  timely instructions of  the Participant are not received  shall be voted in the same proportion  as such shares for which such instructions are received.

     5.6  VALUATION.    United States  Savings Bonds  held  in Accounts  will be

   valued current at cost.  All other investments will be valued at market value as of the close of each business day.

                                    ARTICLE VI

           VESTING OF INTEREST OF PARTICIPANTS IN EMPLOYER CONTRIBUTIONS

     6.1  VESTING.

          (a)  A Participant is  fully vested  at all times  in his  Participant

   Pre-Tax  Contributions Account  and  his Participant  After-Tax Contributions

   Account.

          (b)  Effective  with respect to any  Participant who has  at least one

   (1)  Hour of Service on or  after January 1, 1989, a  Participant will have a vested interest in his Employer Matching Contributions Account  in accordance with the following schedule:

          YEARS OF SERVICE                   VESTING PERCENTAGE

          Less than 5                                0%
          5 or more                                100%

          Although  the Company reserves the right to amend the vesting schedule at any time,  the Company shall not  amend the vesting schedule  (and no such

   amendment   shall  be   effective)  if   the  amendment   would  reduce   the

   nonforfeitable percentage  of any Participant's accrued  benefit derived from

   Employer contributions  (determined as of the  later of the  date the Company adopts  the  amendment, or  the date  the amendment  becomes effective)  to a percentage less  than the nonforfeitable  percentage computed under  the Plan without regard to such amendment.

          Effective with respect  to any Participant  who has at  least one  (1)

   Hour of  Service on or after January 1,  1989, if the Company shall amend the vesting schedule, each Participant having

             at least three (3)  Years of Service (as defined in Section 1.31(b)

   and without reference to Section 6.2) with a  Participating Company may elect to have the percentage  of his nonforfeitable accrued benefit  computed under

   the  Plan without  regard to the  amendment.   The Administrator,  as soon as

   practicable, shall  forward a  true  copy of  any  amendment to  the  vesting schedule to each Participant, together  with an explanation of the effect  of the  amendment, the  appropriate form  upon which  a Participant  so entitled under the provisions of this  Paragraph may make an election to  remain under the  vesting schedule  provided under  the Plan  prior  to the  amendment and notice of the  time within which  such Participant must  make an election  to

   remain under  the prior  vesting  schedule.   The Participant  must file  his

   election in writing  with the Administrator within sixty  (60) days after his

   receipt  of  a  copy   of  the  amendment  changing  the   vesting  schedule.

   Notwithstanding  the provisions  of  this  Paragraph,  no  election  need  be provided for any Participant whose  nonforfeitable percentage under the Plan,

   as amended,  at any  time  cannot be  less  than such  percentage  determined without regard to such amendment.

          (c)  A Participant who is involuntarily laid off by the Employer for a period in  excess of  365 days, due  to lack  of work,  and meets the  Notice

   Requirements  of  this paragraph,  will become  100%  vested in  his Employer

   Matching Contributions  Account.   Notice  Requirements shall  mean filing  a

   notice  with  the  Plan Administrator,  in  a  form  prescribed by  the  Plan

   Administrator,

             within 30 days after the first day of the lay off, which states the

   Participant's agreement to  defer receipt  of Plan benefits  until after  the

   365-day period  has elapsed without  his being called  back to work  with the

   Employer.

          (d)  A Participant will have  a fully vested interest in  his Employer

   Matching  Contributions Account in the event of his termination of employment as a result of Death, Total Disability,  or upon and after attainment of  his

   Normal Retirement  Age (if employed by  the Employer on or  after that date).

   The   interests  of   affected  Participants   in  their   Employer  Matching

   Contributions Accounts shall become fully vested upon the complete or partial termination of the Plan.  Upon a complete discontinuance of contributions  to the Plan by a Participating Company, such interests shall become fully vested in  the  proportion  that the  contributions  of  such  Participating Company credited  to such  Accounts bear  to the  contributions of  all Participating

   Companies credited to such Accounts.

     6.2  SERVICE CREDIT:  BREAKS IN SERVICE.

     For purposes of  determining Years of Service  under Section 6.1,  the Plan takes  into  account all  Years  of Service  an  Employee completes  with the

   Employer, except:

          (a)  In the case of  a Participant who has incurred a Forfeiture Break in Service, Years  of Service  completed by such  Participant following  such

   Break shall be disregarded for purposes of determining his vested interest in the portion of his Employer

             Matching  Contributions Account that accrued before such Break.   A

   Participant incurs  a Forfeiture Break  in Service  when he  incurs five  (5)

   Consecutive Breaks in Service.

          (b)  In the case of a Participant who  has a 0% vested interest in his

   Employer Matching Contributions  Account at  the commencement of  a Break  in

   Service, his Years of Service completed  prior to such Break in Service shall not be taken into account for the purpose of determining  his vested interest in the portion of his Employer Matching Contributions Account that may accrue upon his reemployment  and participation in this Plan following such Break in

   Service  if the number  of his consecutive  one-year Breaks  in Service shall have equalled or exceeded the greater of (i)  five (5) or (ii) his number  of

   Years of Service preceding such Break in Service.  Furthermore, the aggregate number of Years  of Service before  a Break in Service  does not include  any

   Years of Service not required  to be taken into account under  this exception by reason of any prior Break in Service.

                                    ARTICLE VII

                             IN-SERVICE DISTRIBUTIONS

     7.1  WITHDRAWALS FROM PARTICIPANT AFTER-TAX CONTRIBUTIONS ACCOUNTS.

          (a)  Withdrawals  by Nonvested  Participants.   While employed  by the

   Employer,  a  Participant  who   is  0%  vested  in  his   Employer  Matching

   Contributions Account may  withdraw all (but not less than  all) of the value of  his After-Tax  Contributions Account  reduced by  the aggregate  value of

   United States  Savings bonds credited thereto but increased  by the excess of

   (i) the aggregate  value of United States Savings Bonds  credited both to his

   After-Tax  Contributions  Account  and  his  Employer  Matching Contributions

   Account  over (ii) the amount  of Employer Matching  Contributions applied to

   the  acquisition of  such Bonds.   Thereupon,  the entire  then value  of his

   Employer Matching Contributions Account shall be  forfeited.  Such withdrawal may be made in cash and/or in kind, subject to the provisions of Section 7.5.

   Any accrued benefit  forfeited under  this provision shall  be restored  upon repayment  by the Participant of the full  amount of such withdrawal provided such repayment is made within 5 years after the date of the withdrawal.

          (b)  Withdrawals  by  Vested  Participants.   While  employed  by  the

   Employer,  a Participant  who  is  fully  vested  in  his  Employer  Matching

   Contributions  Account may  withdraw  a  portion  or  all  of  his  After-Tax

   Contributions Account, in cash  and/or in kind subject  to the provisions  of

   Section 7.5; provided that  no more than one  such withdrawal may be made  in each calendar year and such withdrawal

              must  be for a  minimum amount or  value of at least  One Thousand

   Dollars ($1,000.00).

     7.2  WITHDRAWALS   FROM  FULLY   VESTED  EMPLOYER   MATCHING  CONTRIBUTIONS

   ACCOUNTS.  While employed by the Employer, a Participant who  is fully vested in his  Employer Matching Contributions Account  and who at the  same time is withdrawing  the  full value  of  his  After-Tax  Contributions Account,  may withdraw a portion of  his Employer Matching Contributions Account  up to all

   of such Account  save and  except for Employer  Matching Contributions  which have  been allotted thereto during  the 24 months  preceding such withdrawal.

   Such withdrawal may be  in cash and/or in kind, subject to  the provisions of

   Section 7.5.

     7.3  HARDSHIP WITHDRAWALS.

          (a)  While  employed  by  the  Employer,  a Participant  who  has  not attained age 59-1/2 may apply  for a hardship distribution in cash  from that portion of his vested Employer Matching Contributions Account which otherwise may not  be  withdrawn under  Section 7.2,  and thereafter  from his  Pre-Tax

   Contributions Account,  by filing a written application for the same with the

   Administrator stating the amount requested, the reason(s) for the request and furnishing such written representation and evidence in support thereof as the

   further provisions  of this  Plan and  the Administrator  may require.   Such

   application may be approved  by the Administrator only if (i)  by reason of a prior  or  concurrent  withdrawal  the  Participant  has fully  utilized  his withdrawal rights

               under Sections 7.1  and 7.2, (ii)  the amount requested  does not include  any  portion  of  his  Pre-Tax  Contributions  Account derived  from earnings credited  to such  Account after  December 31, 1988,  and (iii)  the reason  for  the  request is  a  "deemed  hardship"  as hereinafter  defined.

   Furthermore,  such application  will  be  so  approved  only  to  the  extent necessary, as hereinafter defined, to alleviate such hardship.

          (b)  Except to the  extent the Internal  Revenue Service shall  expand such list  by means of a published ruling or notice of general applicability,

   a "deemed hardship" shall  consist only of  an immediate and heavy  financial need to pay for one or more of the following:

               (i)  Unreimbursed  medical  expenses  of  the   Participant,  the

          Participant's spouse or any of his dependents.

               (ii) Purchase of a principal residence for the Participant.

               (iii) Payment  of tuition  and related educational  fees for  the next 12  months of post-secondary  education for the  Participant, his spouse, children and dependents.

               (iv) Payments needed to prevent  eviction of the Participant from his  principal residence or foreclosure on a mortgage on his principal residence.

          (c)  In determining the amount of  distribution which is necessary  to alleviate a deemed hardship, the Administrator,

              provided it acts reasonably under the circumstances, may rely upon the Participant's representation that the need cannot be relieved:

               (i)  Through  reimbursement  or   compensation  by  insurance  or

          otherwise, or

               (ii) By reasonable liquidation of the Participant's assets (which shall  be deemed to include  those assets of  the Participant's spouse and minor  children that are reasonably available  to the Participant)

          to the extent such liquidation would not itself cause an immediate and heavy financial need, or

               (iii)  By   cessation  of  Participant   pre-tax  and   after-tax

          contributions under this Plan, or

               (iv) By  other distributions  or nontaxable  (at the time  of the loan)  loans from  this  Plan or  from  any  plan maintained  for  the

          Participant's benefit by any employer, or

               (v)  By   borrowing  from   commercial   sources  on   reasonable

          commercial terms.

     7.4  WITHDRAWALS FROM  PARTICIPANT PRE-TAX CONTRIBUTION  ACCOUNTS AFTER AGE

   59-1/2.  While  employed by the Employer, a Participant  who shall have fully utilized his withdrawal rights under Sections 7.1 and 7.2 may, from and after the attainment  of age 59-1/2, withdraw  a portion or all  of his Participant

   Pre-Tax

           Contributions  Account,  in  cash  and/or  in  kind  subject  to  the provisions of Section 7.5; provided that no more than one such withdrawal may be  made in each  calendar year  and such  withdrawal must  be for  a minimum amount or value of at least One Thousand Dollars ($1,000.00).

     7.5  CONDITIONS AND RESTRICTIONS UPON WITHDRAWALS IN KIND.

          (a)  Officers and Directors.

          Participants  who are  officers or  directors of  the Company  and who withdraw Class A or  Class B Common Stock of the  Company under this Article,

   must  either (i) cease further purchases in  the Plan of Class A Common Stock of the Company (or of any  other equity security of the Company which may  be offered  for acquisition under  this Plan) for  six (6) months  or (ii) enter into a written agreement with the Company to hold such withdrawn stock for at least six (6) months prior to disposition thereof.

          (b)  All Participants.

          (i)  An investment of a Participant's Accounts in the Guaranteed Fixed

   Income  Investment Fund through a group annuity  contract with an Insurer (to which Contributions are permitted under this Plan until October 31, 1991) may be redeemed in cash but not in kind.

          (ii) If  and to the extent  Funds described in  Section 5.1(a)(ii) are maintained  through bank common trust funds  and/or through one or more group annuity  contracts  with one  or more  Insurers,  investments therein  may be redeemed in cash but not in kind.

                                   ARTICLE VIII

                               LOANS TO PARTICIPANTS

     8.1  PERMITTED LOANS - A "party in interest" as defined in Section 3(14) of

   ERISA  may  borrow  from   his  Pre-Tax,  After-Tax  and   Employer  Matching

   Contribution  Accounts  (to  the  extent  vested)  upon  the  conditions  and

   limitations  hereinafter prescribed.    Each loan  shall  be for  such  term,

   between a minimum of  one (1) year, and a  maximum of five (5) years,  as the

   borrower  shall  elect.   No loan  shall  be permitted  while any  prior loan

   balance is  outstanding, or until  at least thirty  (30) days after  the full repayment thereof, nor shall any loan be  permitted within twelve (12) months after a default, as hereinafter defined, shall have occurred with respect  to

   a  prior loan.    The maximum  principal  amount of  loan  permitted for  any participant shall be the lesser of:

          (i)  Fifty  Thousand Dollars  ($50,000.00) reduced  by any  prior loan principal repayments  made by the borrower  to this Plan within  the 1-year period ending on the day before the loan is made; or

          (ii) 50% of the  sum of the values  of the nonforfeitable  portions of the Participant's Accounts.

     The minimum  initial principal  amount of any  loan shall  be One  Thousand

   Dollars ($1,000.00).

     8.2  LOAN POLICY.  The Administrator shall set forth, in a separate written document which this Section 8.2 incorporates as

             part of this Plan,  a loan policy consistent with the provisions of this Article under which:

          (a)  Loans  shall be  made available to  all parties in  interest on a reasonably equivalent basis.

          (b)  Loans shall not be made available to Highly Compensated Employees

   (as defined in Code Section 414(q)) in an amount greater than the amount made available to other Employees.

          (c)  Loans shall be adequately secured  and bear a reasonable interest rate.

          (d)  Each loan shall be evidenced by a promissory note of the borrower which shall require that  repayment (principal and interest) be  amortized in

   level  payments  coincident  with   the  dates  upon  which  the   borrower's

   Compensation is or most recently was being paid at the time the loan was made and shall  provide for  acceleration of  maturity on the  earliest date  upon which  the borrower shall  cease to be  a "party  in interest" as  defined in

   Section  3(14) of ERISA.   Prepayment  in whole,  but not  in part,  shall be

   permitted on any installment  payment date on or after One  (1) year from the date of the loan.

          Except to the extent  specified in this Article, the  separate written document setting forth the loan policy must include the following:

          (1)  the identity  of the person  or persons authorized  to administer the loan program;

          (2)  the procedure for applying for a loan;

          (3)  the basis upon which loans will be approved or denied;

          (4)  limitations (if any) on the types and amounts of loans offered;

          (5)  the procedure under the program for determining a reasonable rate of interest;

          (6)  the types of collateral which may secure a loan; and

          (7)  the  events constituting default and the steps that will be taken to preserve plan assets in the event of such default.

     8.3  DEFAULT.  In the event  an installment is not paid within  thirty (30)

   days after it is due, or  in the event the entire outstanding  balance is not paid within thirty (30) days after the earliest date upon  which the borrower shall cease to be a "party in interest" as defined in Section 3(14) of ERISA,

   the  loan  shall be  deemed  in  default and  the  entire  unpaid balance  of

   principal  shall thereupon become due  and payable.   The Administrator shall

   have the  right to reduce the borrower's vested account balances to repay the

   same;   provided,   however,   that   the  borrower's   Participant   Pre-Tax

   Contributions Account  may not be so  reduced until a distribution  from such

   Account  is otherwise permitted  under the terms  of this Plan  and under the

   Code.

     8.4  OFFSET   AGAINST   DISTRIBUTIONS.   To   the   extent   a   borrower's

   nonforfeitable accrued benefit becomes payable under the terms of the Plan to him or his Beneficiary while a loan is outstanding, the

             loan shall thereupon become  due and payable and the Trustee is and shall be authorized to deduct the  unpaid balance of the loan from  and up to the amount of such benefit payable to or in respect of the borrower.

                                    ARTICLE IX

                             DISTRIBUTIONS UPON DEATH

     9.1  GENERAL.   In the  event of  the death of  a Participant prior  to his severance from  service, a distribution of  the entire value  of the deceased

   Participant's After-Tax Contributions Account, Pre-Tax  Contributions Account

   and  Employer   Matching  Contributions  Account   shall  be  made   to  such

   Participant's  Beneficiary  as  hereinafter provided.    In  the  event of  a

   Participant's death subsequent to his  severance from service, a distribution of the  entire value of  the deceased  Participant's After-Tax  Contributions

   Account, Pre-Tax  Contributions Account and  Employer Matching  Contributions

   Account shall be made to such Participant's Beneficiary except to the  extent such value has  been used to purchase an annuity  and the Participant's death occurs  subsequent  to his  Annuity Starting  Date, in  which case  any death benefit payable under such annuity shall be paid in accordance with the terms thereof.

     9.2  METHOD OF  PAYMENT.   Payment  of any  death benefits  not payable  in

   accordance with the terms of an annuity purchased by the Participant shall be made  in a lump  sum, as an immediate  or deferred annuity  purchased under a group  annuity contract with an Insurer, as  a combination of such methods of payment or by  payment in  monthly, quarterly or  annual installments over  a

   fixed  period  of time.    The  method of  payment  shall  be  chosen by  the

   Beneficiary.

               9.3  MINIMUM  DISTRIBUTION REQUIREMENTS  FOR BENEFICIARIES.   The

   method  of distribution to  the Participant's  Beneficiary must  satisfy Code

   Section  401(a)(9)  and  the   applicable  Treasury  regulations.    If   the

   Participant's  death occurs after his Required Beginning Date or, if earlier,

   the date the Participant commences an irrevocable annuity pursuant to Section

   11.2, the method of payment to the Beneficiary must provide for completion of payment  over a  period which does  not exceed  the payment  period which had commenced for the  Participant.  If the  Participant's death occurs prior  to his  Required  Beginning  Date, and  the  Participant  had  not commenced  an irrevocable  annuity, the method of  payment to the  Beneficiary must provide for completion of payment to the Beneficiary over a period not exceeding: (i)

   5 years after the date of the Participant's death; or (ii) if the Beneficiary is a  designated Beneficiary,  the designated Beneficiary's  life expectancy.

   The  Plan  Administrator   may  not  direct  payment  of   the  Participant's

   nonforfeitable  accrued benefit over a period described in clause (ii) unless the Trustee will commence payment to the designated Beneficiary no later than the December  31  following the  close  of the  calendar  year in  which  the

   Participant's  death occurred or, if later, and the designated Beneficiary is the Participant's surviving spouse, December 31 of the calendar year in which

   the  Participant would have  attained age 70-1/2.   If the  Trustee will make

   distribution in accordance with  clause (ii), the minimum distribution  for a calendar year equals the Participant's

           nonforfeitable  accrued  benefit as  of  the  latest  valuation  date preceding  the beginning  of  the calendar  year  divided by  the  designated

   Beneficiary's  life expectancy.  The  Plan Administrator must  use the unisex life  expectancy multiples under Treas.  Reg. Section 1.72-9  for purposes of

   applying  this  paragraph.   The Plan  Administrator,  only upon  the written

   request of the  Participant or  of the Participant's  surviving spouse,  will recalculate  the life  expectancy of the  Participant's surviving  spouse not more frequently than annually, but may not recalculate the life expectancy of a nonspouse designated Beneficiary after the Trustee commences payment to the designated  Beneficiary.  The Plan Administrator will apply this paragraph by treating any amount paid to the Participant's child, which becomes payable to the  Participant's surviving  spouse upon  the child's  attaining the  age of

   majority,   as  paid  to  the  Participant's  surviving  spouse.    Upon  the

   Beneficiary's written request, the Plan Administrator must direct the Trustee to accelerate  payment of all,  or any  portion, of the  Participant's unpaid

   Accrued  Benefit,  as  soon  as administratively  practicable  following  the effective  date of that request  unless the Participant  shall have precluded such Beneficiary's discretion in his Beneficiary designation.

     9.4  ADMINISTRATIVE  FORMS.   All Beneficiary  designations,  elections and

   spousal consents made in accordance with this Article must be made in writing on forms prescribed by the Plan Administrator and shall become effective when submitted to the Plan Administrator.

                                     ARTICLE X

                    DISTRIBUTIONS UPON SEPARATION FROM SERVICE

     10.1  Following  a  Participant's  separation   from  the  service  of  his

   Employer, other than by reason  of Total Disability, death or Retirement, his vested interest  in  his Employer  Matching  Contributions Account  shall  be determined  in accordance  with Article  VI hereof  and shall  be distributed along  with the balances in his Participant Pre-Tax Contributions Account and

   Participant After-Tax  Contributions Account as  provided in this  Article X.

   At the time such distribution is made, the Participant's unvested interest in his Employer Matching  Contributions Account shall  be forfeited, subject  to reinstatement as provided in Section 10.4.

     10.2   The  distribution prescribed  by Section  10.1 shall  be a  lump sum distribution  (a  "cash  out  distribution")  of  the  entire  value  of  the distributee's  Participant After-Tax  Contributions Account,  his Participant

   Pre-Tax  Contributions  Account  and  his  vested interest  in  his  Employer

   Matching Contributions Account.  If the value of the vested portion of all of the  Participant's Accounts exceeds $3,500, a cashout distribution may not be made prior to his Normal Retirement  Age unless no earlier than 90 days,  but not later than 30  days (unless the 30 day  minimum is waived as  hereinafter provided) before the distribution  is made he  shall have received a  benefit notice explaining his right  to receive distribution in  cash and/or in  kind and his right  to defer distribution until he attains  Normal Retirement Age,

   and after

              receipt of such notice he shall have consented thereto in writing.

   If  such value  does not  exceed $3,500  (at the  time of  distribution), the

   Participant's consent  is not required, and the Plan Administrator (following expiration  of  the  60-day period  hereinafter  specified)  will  direct the

   Trustee to distribute such value in a lump sum, in cash and/or in kind except that a distribution in kind shall be subject to the provisions of Section 7.5 and shall be made only if written  application for the same is filed with the

   Plan Administrator within sixty (60)  days after the Participant's separation from service.

     If a  distribution is  one  to which  Sections 401(a)(11)  and  417 of  the

   Internal Revenue Code do not apply, such distribution may commence less  than

   30 days after the notice  required under Section 1.411(a)-11(c) of the Income

   Tax Regulations is given, provided that:

          (1)  The Plan  Administrator clearly informs the  Participant that the

     Participant has a right to a period of at least 30 days after receiving the notice  to consider the decision of whether  or not to elect a distribution

     (and, if applicable, a particular distribution option), and

          (2)  The  Participant, after receiving the notice affirmatively elects a distribution.

     10.3  If a  Participant's written consent is  required pursuant to  Section

   10.2   and  the  Participant  fails   to  provide  such   consent,  the  Plan

   Administrator shall direct the  Insurer or Trustee to defer  the distribution prescribed by Section 10.1 until the earlier of

               receipt  of written  consent from the  Participant or  his Normal

   Retirement Age,  at which time distribution  may be made partly  or wholly in kind (subject  to Section 7.5) if  the Participant shall so  direct with such written consent, and  otherwise shall be  made wholly in  cash and not  later than the 60th day after the Participant's Normal Retirement Age.

     10.4   A Participant  who is re-employed  by a Participating  Company after receiving a cash-out distribution  of his Accounts under the  Plan shall have the right to reinstate his interest in his Accounts to the same dollar amount as the dollar  amount thereof on the valuation date immediately preceding the date  of the cash-out distribution by repaying  to the Trustee in cash within five (5) years  after his reemployment commencement date the  entire value of such cash-out distribution unless:

          (a)  the Participant's Employer Contributions  Account was one hundred percent (100%) vested at the time of the cash-out distribution; or

          (b)  the Participant  incurred a  Forfeiture Break  In Service.   This

     condition  shall apply even if  the Participant makes  repayment within the

     Plan Year in which he incurs the Forfeiture Break in Service.

     To the extent  Participant forfeitures  are insufficient to  provide for  a reinstatement required hereunder,  the Employer shall contribute to the Trust

   Fund, without  regard to  any requirement  or condition  of Article III,  the additional  amount necessary  to enable  the Plan  Administrator to  make the required reinstatement.

               10.5  Amounts  forfeited by Participants  in accordance with  any provision  of the  Plan shall  be used  to reinstate  Participant forfeitures pursuant to  Section 10.4, offset subsequent Employer Contributions under the

   Plan  or shall be distributed  in accordance with  the provisions hereinafter made concerning termination of this Plan.

                                    ARTICLE XI

                    DISTRIBUTIONS UPON RETIREMENT OR DISABILITY

     11.1  A Participant shall be entitled to a distribution of the entire value of his  Participant After-Tax Contributions Account,  his Participant Pre-Tax

   Contributions  Account, and his Employer Matching Contributions Account on or

   after  the date of his  Total Disability or  Retirement.  No  earlier than 90 days, but  not later than  30 days  (unless the 30  day minimum is  waived as

   hereinafter   provided), before distribution  is made or  commenced, the Plan

   Administrator must provide to the Participant a benefit notice explaining the optional forms of benefit under the Plan and the Participant's right to defer distribution until his  Required Beginning  Date as defined  in Article  XII.

   Such distribution will be made or commenced not later than the 60th day after the close of the Plan Year in which the later of the following occurs:

          (a)  the Participant attains Normal Retirement Age; or

          (b)  the Participant has a separation from service with his Employer;

   unless  the Participant  elects a further  deferral until  no later  than his

   Required Beginning Date as defined in  Article XII.  During the period of any such  further deferral,  the  Participant may  make  a total  withdrawal,  or partial withdrawals; provided that no more than one partial withdrawal may be made in each calendar year and such  withdrawal must be for a minimum  amount or value of at least One Thousand Dollars ($1,000.00).

               If a distribution is one to  which Sections 401(a)(11) and 417 of the Internal Revenue Code do not  apply, such distribution may commence  less than 30  days after the  notice required under Section  1.411(a)-11(c) of the

   Income Tax Regulations is given, provided that:

          (1)  The Plan  Administrator clearly informs the  Participant that the

     Participant has a right to a period of at least 30 days after receiving the notice  to consider the decision of whether  or not to elect a distribution

     (and, if applicable, a particular distribution option), and

          (2)  The Participant, after receiving the notice, affirmatively elects a distribution.

     11.2   At the election of the Participant,  distribution shall be made in a lump sum in cash and/or  in kind (subject to Section 7.5), by cash payment in annual installments over a fixed reasonable period of  time not exceeding the life  expectancy of  the Participant,  or  the joint  life and  last survivor expectancy  of  the  Participant and  his  Beneficiary,  as  an immediate  or deferred  annuity purchased under any  group annuity contract  then in effect under this  Plan with  an Insurer,  or as  a combination  of such  methods of payment, provided that any  method of payment selected must  meet the minimum

   distribution  requirements  specified in  Article XII.    If a  group annuity

   contract  with an Insurer is then  in effect for the  purpose of funding this

   Plan in whole or in part, the 30 days minimum period for notice under Section

   11.1 may not be

              waived and not earlier than 90 days nor  later than 30 days before the Participant's Annuity Starting Date, the Plan Administrator shall furnish to  each Participant  entitled to  a distribution  pursuant to  Section 11.1,

   written descriptions of  the annuities available  under such contract  (which shall include a Qualified Joint  and Survivor Annuity).  If a  Participant is

   married and elects to have such distribution made in whole or in part through the purchase of an annuity, the annuity must be paid as a Qualified Joint and

   Survivor  Annuity, unless the Participant executes a waiver election.  Except as hereinafter provided  in the case of a blanket  spousal consent, a married

   Participant's  waiver  election is  not  valid unless  (a)  the Participant's spouse (to whom the survivor annuity would be payable under a Qualified Joint and  Survivor  Annuity), after  the  Participant  has  received  the  written explanation described in this Section 11.2,  has consented in writing to  the waiver  election,  the  spouse's  consent  acknowledges  the  effect  of  the

   election,  and  a   notary  public   or  the  Plan   Administrator  (or   his

   representative) witnesses the  spouse's consent, (b)  the spouse consents  to the alternate  form of payment designated by the Participant or to any change in  that  designated form  of  payment,  and (c)  unless  the  spouse is  the

   Participant's  sole   primary  Beneficiary,   the  spouse  consents   to  the

   Participant's Beneficiary designation or to  any change in the  Participant's

   Beneficiary designation.  The spouse's  consent to a waiver of  the Qualified

   Joint and Survivor Annuity is irrevocable, unless the Participant revokes the waiver election.  Notwithstanding the

             aforegoing,  a spouse may execute a blanket consent  to any form of

   payment   designation  or  to   any  Beneficiary  designation   made  by  the

   Participant, if the spouse acknowledges the  right to limit that consent to a

   specific  designation  but,  in writing,  waives  that  right.   The  consent

   requirements  of  this  Section  11.2  apply  to  a  former   spouse  of  the

   Participant,  to the  extent required  under a  qualified  domestic relations order.

     The Plan Administrator will  accept as valid  a waiver election which  does not  satisfy the  spousal  consent  requirements if  the  Plan  Administrator establishes the Participant does not have a spouse, the Plan Administrator is not  able  to locate  the Participant's  spouse,  the Participant  is legally separated or  has been abandoned  (within the meaning  of State law)  and the

   Participant  has a court order  to that effect, or  other circumstances exist

   under  which  the  Secretary   of  the  Treasury  will  excuse   the  consent

   requirement.   If  the Participant's  spouse is  legally incompetent  to give

   consent,  the  spouse's  legal   guardian  (even  if  the  guardian   is  the

   Participant) may give consent.

     If a  Participant is not  married and elects  to have distribution  made in whole  or in  part through  the purchase of  an annuity,  he will  receive an annuity which  will terminate  upon his  death, unless  his election to  have distribution  made through  the purchase  of an  annuity contains  a contrary direction.  Any such contrary direction must comply with the requirements  of

   Code Section 401(a)(9) and the applicable Treasury regulations.

               Any  revocation  of   an  annuity  election  made  by  a  married

   Participant shall require his spouse's consent.

     11.3     All  elections  and  revocations  of  elections  and  consents  to revocations and elections  made in accordance with this  Article must be made in writing on forms prescribed by and submitted to the Plan Administrator.

                                    ARTICLE XII

                DISTRIBUTIONS COMMENCING ON REQUIRED BEGINNING DATE

     12.1 REQUIRED  BEGINNING  DATE.    If any  distribution  commencement  date

   described under Articles X or XI, either by Plan provision  or by Participant election (or non-election) is later than the Participant's Required Beginning

   Date,  the  Plan  Administrator  shall  direct  that  minimum  distributions,

   determined pursuant to Section 12.2, be made to the Participant commencing on his Required Beginning Date.  A Participant's Required Beginning Date  is the

   April 1  following the close  of the calendar  year in which  the Participant attains age seventy and one-half (70-1/2). However, if the Participant, prior to incurring a separation from service with his Employer, attained 70-1/2  by

   January 1, 1988, and,  for the five Plan  Year period ending on  the calendar year in  which  he attained  age 70-1/2  and for  all  subsequent years,  the

   Participant  was  not a  more than  5%  owner of  the Employer,  the Required

   Beginning Date is the  April 1 following  the close of  the calendar year  in which  the  Participant  becomes  a  more  than  5%  owner  of  the Employer.

   Furthermore,  if a  Participant who  was  not a  more  than 5%  owner of  the

   Employer, attained age 70-1/2 during 1988 and did not incur a separation from service prior to  January 1, 1989,  his Required Beginning  Date is April  1,

   1990.  On the last business day of December  in each calendar year commencing with the December of the same year in which occurs the Participant's Required

   Beginning Date, the Plan Administrator shall direct that a minimum

              distribution determined pursuant  to Section 12.2  be made to  the

   Participant  to  the extent  the Participant  shall  not have  withdrawn such amount during such calendar  year.  If the Participant  receives distribution in the form of a nontransferable annuity contract, the distribution satisfies

   Section  12.2 if the contract complies with  the requirements of Code Section

   401(a)(9) and the applicable Treasury regulations thereunder.

     12.2  MINIMUM  DISTRIBUTION  REQUIREMENTS  FOR  PARTICIPANTS.  The  minimum distribution required by Section 12.1  for a calendar year equals the  sum of the  Participant's  vested  interests  in  all  of  his  Accounts  (i.e.  his

   Nonforfeitable Accrued Benefit) as of the latest valuation date preceding the beginning  of the calendar year, divided by the Participant's life expectancy or, if applicable, the joint  and last survivor expectancy of the Participant and  his designated Beneficiary (as  determined under Article  IX, subject to

   the  requirements of  the  Code Section  401(a)(9)  regulations).   The  Plan

   Administrator   will  increase   the   Participant's   Nonforfeitable Accrued

   Benefit, as  determined  on the  relevant valuation  date, for  contributions allocated  after the  valuation  date and  by December  31  of the  valuation calendar  year, and will decrease  the valuation by  distributions made after

   the valuation date and  by December 31 of the  valuation calendar year.   For

   purposes of this  valuation, the Plan Administrator will treat any portion of the  minimum distribution for the first distribution calendar year made after the close of that year as a distribution occurring in that first

              distribution calendar year.   In computing a minimum distribution,

   the Plan Administrator shall  use the unisex life expectancy  multiples under

   Treas. Reg. Section 1.72-9.  Only upon the written request of the Participant on  or  before  the Participant's  Required  Beginning  Date  shall the  Plan

   Administrator  determine  the  minimum distribution  for  subsequent calendar

   years  by redetermining  the  applicable life  expectancy.   Even  upon  such

   request, the Plan Administrator  may not redetermine the joint  life and last survivor expectancy of the Participant and a nonspouse designated Beneficiary in a  manner which  takes into  account any adjustment  to a  life expectancy other than that of the Participant.

     If the Participant's  spouse is  not his designated  Beneficiary, the  Plan

   Administrator shall not direct distribution under this Article, nor shall the

   Participant elect distribution, under a method of payment which provides more than  incidental benefits to the Beneficiary.  For Plan Years beginning after

   December  31, 1988, the Plan must satisfy the minimum distribution incidental benefit ("MDIB") requirement  in the Treasury  regulations issued under  Code

   Section  401(a)(9)  for distributions  made  on  or  after the  Participant's

   Required Beginning Date and  before the Participant's death.   To satisfy the

   MDIB   requirement,  the   Plan  Administrator   will  compute   the  minimum

   distribution  required by this  Section 12.2  by substituting  the applicable

   MDIB divisor for the applicable  life expectancy factor, if the  MDIB divisor is a lesser number. Following the Participant's death, the Plan Administrator will compute the minimum distribution required by this Section 12.2

              solely on  the basis of the applicable  life expectancy factor and will disregard the MDIB factor.  For Plan Years beginning prior to January 1,

   1989,   the  Plan  satisfies  the  incidental  benefits  requirement  if  the distributions to the  Participant satisfied  the MDIB requirement  or if  the present value of the retirement benefits payable solely to the Participant is greater than 50% of  the present value of the  total benefits payable to  the

   Participant and his  Beneficiaries.  The  Plan Administrator shall  determine whether  benefits  to the  Beneficiary  are  incidental  as of  the  date  of

   commencement    of   payment    of   the    retirement   benefits    to   the

   Participant,  or as  of  any date  the  Plan Administrator  redetermines  the payment period to the Participant.

     12.3 SOURCE OF DISTRIBUTIONS. Distributions under this Article XII shall be applied pro rata against the Participant's Accounts.

                                   ARTICLE XIII

              DISTRIBUTIONS UNDER QUALIFIED DOMESTIC RELATIONS ORDERS

     13.1 TRUSTEE RESPONSIBILITY.   Nothing contained in this Plan shall prevent

   the  Trustee, in  accordance with  the direction  of the  Administrator, from complying with the  provisions of  a qualified domestic  relations order  (as defined in Code Section 414(p)).

     13.2 PROCEDURES.   The Administrator shall establish  reasonable procedures

   to  determine the  qualified status  of a  domestic relations  order.    Upon

   receiving a domestic relations order, the Administrator promptly shall notify the Participant  and any alternate payee  named in the order,  in writing, of the  receipt  of the  order and  the  Plan's procedures  for  determining the

   qualified status  of the  order.   Within a reasonable  period of  time after

   receiving the domestic relations order, the Administrator shall determine the qualified  status of  the order  and  shall notify  the Participant  and each alternate payee, in writing,  of its determination.  The  Administrator shall provide  notice under this paragraph  by mailing to  the individual's address specified in  the domestic  relations order, or  in a manner  consistent with

   Department  of Labor regulations.   The Administrator may  treat as qualified

   any domestic relations order  entered prior to January 1,  1985, irrespective of  whether it  satisfies  all the  requirements  described in  Code  Section

   414(p).

     13.3     SEGREGATED ACCOUNTS.  If any portion of the Participant's Accounts is payable during the period the

              Administrator is making  its determination of the qualified status of the domestic relations  order, the Administrator shall direct  the Trustee to segregate  the amounts  payable in  a separate account  and to  invest the segregated  account solely in fixed income investments.  If the Administrator determines  the order is a qualified domestic relations order within eighteen

   (18)  months of  receiving  the order,  the  Administrator shall  direct  the

   Trustee to distribute the segregated account in accordance with the order. If the Administrator does not make its determination of the qualified  status of the  order within  eighteen  (18)  months  after  receiving  the  order,  the

   Administrator  shall direct the Trustee  to distribute the segregated account in a  manner the Administrator deems  the Plan would distribute  if the order

   did not  exist.  The  order shall   apply prospectively if  the Administrator

   later determines the order is a qualified domestic relations order.

     13.4 SEPARATE DISTRIBUTION TO  ALTERNATE  PAYEES.  The  Administrator shall direct the Trustee to make  any payments or distributions required under this

   Article  by separate  benefit checks  or other  separate distribution  to the alternate payee(s).

     13.5  DISTRIBUTION NOT  TREATED  AS  WITHDRAWAL.    A  distribution  to  an

   alternate payee pursuant to a qualified domestic relations order shall not be treated  for purposes of  this Plan as  a withdrawal by  the Participant from whose Account(s) such distribution is made.  Moreover, this Plan specifically permits distribution to an alternate payee under a Qualified Domestic

               Relations  Order at  any time  to the  extent of  a Participant's nonforfeitable accrued benefit.

                                    ARTICLE XIV

                                  TOP HEAVY RULES

     14.1  If this Plan is top  heavy in any Plan Year beginning after  December

   31, 1983, each Participant  who is a Non-Key Employee and  is employed by the

   Employer on the Determination Date  of the Plan Year without regard  to Hours of  Service  completed  during  the Plan  Year,  shall,  if he  or  she  is a

   Participant in the Employer's Pension Plan, have an accrued benefit under the

   Employer's Pension Plan at  the end of the top heavy  Plan Year, derived from

   Employer  Contributions,  which, when  expressed as  a straight  life annuity

   (with no  ancillary  benefits) commencing  on  the  first day  of  the  month following  the Participant's  Normal Retirement  Date, is  not less  than two percent (2%)  of his  or her  average Compensation for  years in  the testing period provided by Code Section 416(c)(1)  multiplied by the number of  Years of  Service determined  under paragraphs  (4),  (5) and  (6) of  Code Section

   411(a) (not to  exceed ten (10)) earned as a  Non-Key Employee Participant in top heavy Plan Years.  Any  such Participant who is not a  Participant in the

   Employer's Pension  Plan shall for such  Plan Year receive under  this Plan a guaranteed minimum contribution prescribed hereinbelow for Non-Key Employees.

     If the contribution rate for the Key Employee with the highest contribution

   rate   is    less   than   three    percent   (3%)   of    such Participant's

   Compensation, the guaranteed minimum contribution for Non-Key Employees shall equal the highest contribution rate received by a Key Employee.  To determine the contribution rate,

               the  Plan Administrator  shall consider  all qualified  top heavy defined  contribution  plans maintained  by the  Employer  as a  single plan.

   Notwithstanding the preceding provisions  of this Section 14.1, if  a defined benefit  plan maintained  by  the Employer  which  benefits one  or more  Key

   Employees  depends on this Plan  to satisfy the  anti-discrimination rules of

   Code Section 401(a)(4) or the coverage  rules of Code Section 410 (or another plan benefiting one or more Key Employees so depends on  such defined benefit plan),  the guaranteed minimum contribution  for a Non-Key  Employee is three percent (3%) of  his Compensation regardless of the contribution rate for the

   Key Employees.

     For  purposes of  this Section  14.1, the  term "Participant"  includes any

   Employee otherwise  eligible to  participate in  this Plan but  who is  not a

   Participant  because of his failure  to make elective deferrals  under a Code

   Section  401(k) arrangement  or  because of  his  failure to  make  mandatory

   employee contributions.   For purposes  of this Section  14.1, "Compensation"

   means Compensation as defined in Section 4.1(b).

     For purposes of this Section 14.1, a Participant's contribution rate is the sum of Employer Matching Contributions plus Participant Pre-Tax Contributions allocated  to the  Participant's  Account for  the Plan  Year divided  by his

   Compensation for the entire Plan Year.  However, for purposes of satisfying a

   Participant's top  heavy minimum  allocation  in Plan  Years beginning  after

   December 31, 1988, a Participant's contribution rate does not

                include  any elective  contributions  necessary  to satisfy  the nondiscrimination  requirements of  Code Section  401(k) or  of Code  Section

   401(m).   To  determine   a   Participant's  contribution   rate,  the   Plan

   Administrator must treat all  qualified top heavy defined  contribution plans maintained  by the  Employer (or  any related  Employer described  in Section

   1.26) as a single plan.

     14.2  If the contribution rate for  the Plan Year with respect to a Non-Key

   Employee who  is required  by Section 14.1  to receive  a guaranteed  minimum contribution  under the  Plan  is less  than  the minimum  contribution,  the

   Employer  will  increase its  contribution for  such  Employee to  the extent necessary for his contribution rate for the Plan Year to equal the guaranteed minimum contribution.  The Plan  Administrator shall allocate  the additional contribution to the  Employer Matching Contributions  Account of the  Non-Key

   Employee for whom the Employer makes the contribution.

     14.3   If this Plan is the only qualified  plan maintained by the Employer,

   the Plan  is top  heavy for  a Plan  Year if the  top heavy  ratio as  of the

   Determination  Date exceeds sixty  percent (60%).   The top heavy  ratio is a

   fraction, the numerator  of which is the  sum of the amounts standing  in the

   Accounts  of  all  Key  Employees  as  of  the  Determination  Date  and  the

   denominator of  which is the similar  sum determined for all  Employees.  The

   Plan  Administrator must  include in  the  top heavy  ratio, as  part  of the numerator,  any  contribution  not made  as  of  the  Determination Date  but includible  under Code Section  416 and the  applicable Treasury regulations,

   and distributions made within the Determination

             Period.  The Plan Administrator shall calculate the top heavy ratio by  disregarding the Accounts and  distributions, if any, of  the Accounts of any Non-Key Employee who was formerly a Key Employee, and by disregarding the

   Accounts  (including distributions, if any, of the Accounts) of an individual who  has  not received  credit  for at  least one  Hour  of Service  with the

   Employer  during the  Determination  Period.   The  Plan Administrator  shall

   calculate the top  heavy ratio, including  the extent to  which it must  take into account distributions, rollovers and  transfers, in accordance with Code

   Section 416 and the regulations under that section.

     If the Employer maintains other qualified plans, or maintained another such plan which now is  terminated, this Plan is top  heavy only if it is  part of the Required Aggregation Group, and the top heavy ratio for both the Required

   Aggregation Group and the Permissive Aggregation Group, if any, exceeds sixty percent (60%). The Plan  Administrator will calculate the top heavy  ratio in the same  manner as  required by  the first paragraph  of this  Section 14.3,

   taking into account all plans within the Aggregation Group. To the extent the

   Plan Administrator  must take  into account  distributions to  a Participant,

   the Plan  Administrator shall include  distributions from  a terminated  plan which would have been  part of the Required Aggregation  Group if it were  in existence on the Determination Date.  The Plan Administrator shall  calculate

   the   present  value  of  accrued   benefits  and  other   amounts  the  Plan

   Administrator must take into account under defined benefit plans

              included within  the group, in accordance with  the terms of those plans,  Code Section  416  and the  regulations  under  that section.  If  an

   aggregated   plan  does  not  have  a  valuation  date  coinciding  with  the

   Determination Date, the Plan  Administrator shall value the  accrued benefits in the  aggregated plan as of  the most recent valuation  date falling within the  twelve-month  period ending  on the  Determination  Date except  as Code

   Section 416 and  applicable Treasury  regulations require for  the first  and

   second  year  of a  defined  benefit  plan.   The  Plan  Administrator  shall

   calculate the top  heavy ratio with reference to the Determination Dates that fall within the same calendar year.

     14.4   If,  during any Limitation  Year, this  Plan is top  heavy, the Plan

   Administrator shall apply  the limitations of Article IV  to a Participant by substituting 1.0 for 1.25 each place it appears in Section 4.1.  This Section

   14.4 shall not apply if:

          (a)  The  contribution rate  for a  Non-Key Employee  who participates only in the defined contribution plan(s) would satisfy Section 14.1  if the

     Plan Administrator substituted four percent (4%) for three percent (3%);

          (b)  A  Non-Key Employee  who  participates in  the top  heavy defined benefit plan(s)  receives an  extra minimum  contribution or benefit  which satisfies Code Section 416(h)(2); and

          (c)  The top heavy ratio does not exceed ninety percent (90%).

     14.5  Effective for the first Plan Year for which the Plan is top heavy and then in all subsequent Plan Years, a Participant's

               vested interest  in his  Employer Matching  Contributions Account shall be determined in accordance with the following schedule:

          YEARS OF SERVICE              VESTING PERCENTAGE

          Less then 2                        0%
               2                             20%
               3                             40%
               4                             60%
               5                             80%
          6 or more                          100%

     The above top heavy vesting schedule will apply to Participants who earn at least  one (1)  Hour  of  Service  after  such  schedule  becomes  effective.

   Nonetheless, such  shift to the above top heavy vesting schedule is a vesting schedule amendment within the meaning of Section 6.1(b).

     14.6 For purposes of applying the provisions of this Article XIV:

          (a)  "Key  Employee" shall  mean, as  of any  Determination Date,  any

   Employee or former  Employee (or Beneficiary of  such Employee) who, for  any

   Plan Year in the Determination Period: (i) has Compensation in  excess of 50%

   of the dollar amount prescribed  in Code Section 415(b) (1) (A)  (relating to defined  benefit  plans)  and  is  an  officer  of  the  Employer;  (ii)  has

   Compensation in excess of the dollar amount prescribed in Code Section 415(c)

   (1) (A)  (relating to defined contribution plans) and is one of the Employees owning the ten  largest interests in  the Employer; (iii) is  a more than  5%

   owner of the Employer; or (iv) is a more than 1% owner of the

           Employer  and  has  Compensation   of  more  than  $150,000.      The

   constructive ownership rules of Code Section 318 (or the principles of that section,  in  the case  of an  unincorporated  Employer) will  apply  to

   determine  ownership in  the Employer.   The  number of  officers  taken into

   account under clause (i) will not exceed the greater of 3 or 10% of the total

   number   (after  application  of  the  Code  Section  414(q)  exclusions)  of

   Employees, but  no more than 50  officers.  The Plan  Administrator will make the determination  of who is a  Key Employee in accordance  with Code Section

   416(i) and the regulations under that Code section.

          (b)  "Non-Key  Employee"  is   an  Employee  who  does  not  meet  the

   definition of Key Employee.

          (c)  "Compensation"  means Compensation  as  determined under  Section

   3.3(c)(iii) for purposes of identifying Highly Compensated Employees.

          (d)  "Required Aggregation Group" means:

               (1)  Each  qualified plan of the  Employer in which  at least one

          (1) Key Employee participates during the Determination Period; and

               (2)  Any other  qualified plan  of the  Employer which  enables a plan described in (1) to meet the requirements of Code Section Section

          401(a)(4) or 410.

          (e)  "Permissive Aggregation Group" is  the Required Aggregation Group

   plus any other  qualified plans maintained by the Employer,  but only if such group would satisfy in the aggregate the

          requirements  of Code  Section Section  401(a)(4) and  410.   The Plan

   Administrator shall determine the Permissive Aggregation Group.

          (f)  "Employer"  shall mean all  the members of a controlled  group of corporations  [as defined in Code  Section 414(b)], of  a commonly controlled group of trades or businesses  (whether or not incorporated)  [as  defined in

   Code Section 414(c)],  or of an affiliated service group  [as defined in Code

   Section  414(m)],  of which  the  Employer  is a  part.    However, the  Plan

   Administrator shall not aggregate ownership interests in more than one member of  a related  group to  determine whether  an individual  is a  Key Employee because of his ownership interest in the Employer.

          (g)  "Determination Date"  for any Plan  Year is the  last day of  the preceding Plan Year.  The  "Determination Period" is the 5-year period ending on the Determination Date.

                                    ARTICLE XV

                                  ADMINISTRATION

     15.1  PLAN ADMINISTRATOR.

          (a)  The  Plan  Administrator   shall  have  the   responsibility  for

   administering  the  Plan  and   carrying  out  its  provisions.     The  Plan

   Administrator   may  delegate  any  or   all  of  its   duties,  powers,  and

   responsibilities  with respect  to the Plan,  to an  administrative committee

   (designated the  Plan Administrative Committee),  which shall consist  of not

   fewer  than  three   persons  and  which  shall  be  appointed  by  the  Plan

   Administrator.   Any  member  of the  Plan  Administrative Committee  may  be removed  and new members  may be appointed  by the Plan  Administrator at any time.

          (b)  Any  person appointed to be  a member of  the Plan Administrative

   Committee shall give  his acceptance  in writing to  the Plan  Administrator.

   Any member of the Plan  Administrative Committee may resign by delivering his written  resignation to  the Plan Administrator,  and such  resignation shall become effective upon such delivery or upon any date specified therein.

          (c)  The  Plan Administrative Committee may delegate any or all of its

   duties,   powers,  and  responsibilities  to   one  or  more  individuals  or

   subcommittees,  whose  members  may  or  may  not  be  members  of  the  Plan

   Administrative Committee.

     15.2 Responsibilities.      The   Plan   Administrator   shall   have   the

   responsibility to construe and interpret the provisions of the Plan

               and all parts  thereof, to construe  any ambiguity or  supply any omission or reconcile any inconsistencies in  such manner and to such  extent as  it deems  proper, and  to  determine all  questions with  respect  to the

   individual  rights   of  Participants  and  their   beneficiaries  and  legal

   representatives under the Plan, including, but not by way  of limitation, all issues with respect to eligibility, compensation, base rate of pay, base pay,

   contributions,  vesting   and  credited  service.     The  interpretation  or

   construction placed  upon any term or  provision of the Savings  Plan and any action taken by  the Administrator, the Trustee, a Participating Company or a

   Participant in good faith pursuant thereto shall be final and conclusive upon all parties hereto, the Participating Companies, the Trustee at the time, the

   Participants and all other persons concerned.

     15.3  RULES  AND REGULATIONS.   The Administrator shall  from time to  time

   enact such  rules and regulations  and prescribe  such forms as  it may  deem proper and  necessary to facilitate the  carrying out of the  Plan.  Whenever the Administrator shall have prescribed a form for  any action to be taken by a  Participant, or his beneficiaries  or legal representatives,  such as, but not  limited to, apply for participation,  selecting, changing or terminating investment options, directions for sale, increasing or decreasing his Pre-Tax or After-Tax Contributions, terminating participation, requesting withdrawal,

   and  nominating, changing or revoking beneficiaries, such action shall not be effective unless

              taken by executing  and filing with  the Administrator the  proper form in the number of copies required by the Administrator.

     15.4   RIGHTS  OF PARTICIPANTS AND  BENEFICIARIES.  Any  Participant or any

   beneficiary receiving benefits under the  Plan may examine copies of the Plan description, latest annual report and this Plan and the Trust Agreement.  The

   Administrator will maintain all of  such items in its office for  examination during reasonable business  hours and in such  additional place or  places as the  Administrator may designate  from time to  time in order  to comply with

   applicable law.   Upon the written request of a  Participant or a beneficiary receiving benefits under  the Savings Plan,  the Administrator shall  furnish him a copy of any item listed in this paragraph,  for which the Administrator may impose a reasonable charge.

     15.5  CLAIMS PROCEDURE.

          (a)  If  any  person  makes  a  claim  regarding  the  amount  of  any distribution or its  method of payment, such person  shall present the reason

   for the claim in writing to the Plan Administrator.   The Plan Administrator,

   in its discretion, may request a meeting to clarify any matters that it deems pertinent.  A claimant who is denied a claim will, within 90 days of the Plan

   Administrator's  receipt  of  the   claim,  be  given  notice  by   the  Plan

   Administrator that describes:

               (i)  The specific reason or reasons for the denial;

               (ii) The  specific reference to the  Plan provisions on which the denial is based;

               (iii)     A list  of additional material or  information (if any)

          that  is necessary  for the  claimant to  perfect the  claim, with  an explanation of why the additional information is needed;

               (iv) An explanation of the Plan's claim review procedure; and

               (v)  An explanation that the claimant may request a review of his claim denial by  the Plan  Administrator by filing  a written  request with  the Plan  Administrator not  more than  60 days  after receiving

          written  notice  of  the   denial  and  that  the  claimant,   or  his

          representative, before such review, may review pertinent documents and submit issues and comments in writing.

          The 90-day period may be extended to 180 days if special circumstances require  such an  extension and  the  claimant is  notified of  the extension within 90 days of the Plan Administrator's receipt of the claim.

          (b)  If  a review of the initial denial  is requested and the claim is again denied, the Plan  Administrator shall again give written  notice within

   60 days of its decision to deny the claim to the claimant setting forth items

   (i) and  (ii) above.  However, the 60-day  period may be extended to 120 days if  special circumstances  require  such an  extension  and the  claimant  is notified of the extension within 60 days  of the Plan Administrator's receipt of the

             request for review.  All final  interpretations, determinations and decisions  of the  Plan Administrator  with respect  to any  matter hereunder shall be conclusive and  binding upon the Employer, Participants,  Employees,

   and all other  persons claiming interest under the  Plan, except as otherwise provided by ERISA.

                                    ARTICLE XVI

                                  INDEMNIFICATION

     16.1  The Company agrees to  indemnify and save harmless all persons acting from time  to time  as the Administrator  from and  against any and  all loss resulting  from  liability to  which the  Administrator  may be  subjected by reason of  any act or conduct (except willful misconduct or gross negligence)

   in its official capacities  in the administration of this  Plan including all expenses  reasonably incurred in  its defense, in  case the Company  fails to provide  such defense.  The  indemnification provisions of  this Section 16.1 shall  not relieve the Administrator from any  liability which it may have to anyone other than the Company for breach of a fiduciary duty.

     Nothing herein stated shall preclude the following:

          (a)  This Savings  Plan from purchasing insurance  for its fiduciaries or for itself to cover liabilities or losses occurring by reason of the act or  omission of  a  fiduciary if  such insurance  permits  recourse by  the insurer against  the fiduciary  in  the case  of a  breach  of a  fiduciary obligation by such fiduciary;

          (b)  A fiduciary from purchasing insurance to cover liability from and for his own account; and

               (c)  The  Company  from purchasing  insurance to  cover potential liability of  one or more  persons who serve  in a  fiduciary capacity with regard to this Savings Plan.

                                   ARTICLE XVII

                              CONCERNING THE TRUSTEE

     17.1 PURPOSES OF  TRUST.    The Company has  entered into a  separate Trust

   Agreement for the purposes  of enabling the Trustee to  receive contributions from  Participating Companies  and  Participants, invest  those contributions pursuant to this Plan and make  distributions in accordance with this Plan or in  accordance with instructions of  the Plan Administrator  pursuant to this

   Plan.

                                   ARTICLE XVIII

                      CONCERNING THE PARTICIPATING COMPANIES

     18.1 Any  corporation, fifty  percent (50%) or  more of the  stock of which outstanding  and entitled  to  vote is  owned  by one  or more  Participating

   Companies, may  elect to participate in  the Plan by filing  an instrument in writing with  the Company and the  Trustee electing to participate  in and to accept  the  terms and  provisions  of  this Plan  and  the  Trust Agreement.

   Whenever there  shall be a Participating Company other  than the Company, the

   Company shall be the agent of all Participating Companies for all purposes of this  Plan except withdrawal from or termination of participation, other than a termination  of this Plan in  its entirety.  Any  Participating Company may withdraw  from or  terminate  participation by  filing  a written  notice  of withdrawal or termination with the Trustee and the Company.

     18.2 None  of the  Participating  Companies shall  be  obliged to  pay  any contribution payable by another  Participating Company, but the Participating

   Companies shall have the right,  if they so agree  from time to time, to  pay any such contribution of a Participating Company.

                                    ARTICLE XIX

                     EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION

     19.1 EXCLUSIVE  BENEFIT.  Except as  provided under Article  X, no Employer has any beneficial  interest in any  asset of the  Trust and  no part of  any asset in the Trust  may ever revert  to or be  repaid to an Employer,  either directly or indirectly;  nor, prior  to the satisfaction  of all  liabilities with respect to the Participants and  their Beneficiaries under the Plan, may any part of the corpus or income of  the Trust, or any asset of the Trust, be

   (at any  time) used for,  or diverted to,  purposes other than  the exclusive benefit of the Participants or their Beneficiaries.

     19.2 AMENDMENT BY  COMPANY.   In  order to  facilitate administration,  the

   Company shall be  the agent for all other Employers  for purposes of amending this Plan from time to time (subject to the right of each Employer party to a

   Schedule hereto to modify, amend or change any provision of this Plan insofar as  applicable to  Employees included  in such  Schedule) and  for  all other purposes except withdrawing from or otherwise terminating participation under this Plan as  an Employer.  The Company, by action of its Board of Directors,

   shall have the  right at any time to  amend, in whole or in  part, any of the provisions  of this  Plan,  including  the  right  to  make  such  amendments effective retroactively, if necessary, to bring the Plan into compliance with the requirements of the Code, ERISA and the regulations promulgated

             under each.  No amendment shall make it possible for Plan assets to

   be used for,  or diverted to, purposes other  than the exclusive benefit   of

   Participants  and  former  Participants  and  their Beneficiaries.

     Code  Section 411(d) (6) Protected  Benefits.  An  amendment (including the adoption of  this Plan as a restatement of an existing plan) may not decrease a  Participant's accrued benefit, except  to the extent  permitted under Code

   Section 412(c)(8), and  may not  reduce or eliminate  Code Section  411(d)(6)

   protected  benefits determined immediately prior to the adoption date (or, if

   later,  the  effective  date) of  the  amendment.   An  amendment  reduces or

   eliminates Code Section 411(d)(6) protected benefits if the amendment has the effect of either (i) eliminating or reducing an early retirement benefit or a retirement-type subsidy  (as defined in Treasury regulations), or (ii) except as provided by Treasury regulations, eliminating an optional form of benefit.

   The  Plan Administrator must disregard an amendment to the extent application

   of  the  amendment  would fail  to  satisfy  this  paragraph.   If  the  Plan

   Administrator must disregard an amendment because the amendment would violate clause (i) or clause (ii), the Plan Administrator must maintain a schedule of the early retirement option or other  optional forms of benefit the Plan must continue for the affected Participants.

     19.3 DISCONTINUANCE.  Each Employer  has the right, at any time, to suspend or discontinue its contributions under the Plan,  and as to its participation to terminate, at any time, this Plan

              and the Trust.   The Plan will terminate as  to such Employer upon

   the first to occur of the following:

          (a)  The date terminated by action of the Employer;

          (b)  The dissolution or merger  of the Employer, unless  the successor makes provision to  continue the Plan,  in which event  the successor  must substitute itself as the Employer under  this Plan.  Any termination of the

     Plan  resulting from this paragraph  (b) is not  effective until compliance with any applicable notice requirements under ERISA.

     19.4 MERGER, CONSOLIDATION OR TRANSFER.   The Trustee may not consent to or

   be a  party  to, any  merger or  consolidation  with another  plan, or  to  a

   transfer of  assets or  liabilities  to another  plan,   unless   immediately

   after  the  merger,  consolidation  or transfer,  the surviving Plan provides each Participant  a  benefit  equal  to or  greater  than  the  benefit  each

   Participant  would have received  had the Plan  terminated immediately before the merger or consolidation or transfer.

     19.5 TERMINATION.  If the Plan is terminated or partially terminated  by an

   Employer,  any  forfeitures which  shall  have  occurred  in accordance  with

   Article X hereof prior to the termination or partial termination of the Plan,

   which  shall  not  have been  used  to offset  Employer  Contributions  or to reinstate Participant forfeitures in accordance  with Section 10.5, shall  be distributed pro-rata to the affected Participants in the same proportion that the sum of the Participant After-Tax Contributions

              Account,  Participant Pre-Tax Contributions  Account and  Employer

   Matching Contributions Account balances of each such Participant bears to the sum of such account balances of all Participants.

     If  the Plan  is terminated  or partially  terminated by  an Employer,  the entire value of each affected Participant's After-Tax  Contributions Account,

   Participant Pre-Tax Contributions Account and Employer Matching Contributions

   Account as of  the Valuation  Date  coincident with or  immediately following the  effective date  of  the termination  or  partial termination,  plus  any distribution to which such  Participant is entitled pursuant to  this Section

   19.5,   shall,  at  the election of  the Participant,  be  distributed to the

   Participant  in a  lump sum,  as an immediate  or deferred  annuity purchased under a group annuity contract  with an Insurer, or as a  combination of such methods of payment, as soon as practicable after such Valuation Date.

     Distribution  Restrictions Under Code Section  401(k).  The  portion of the

   Participant's  Nonforfeitable   Accrued  Benefit  attributable   to  elective

   contributions  under a Code Section 401(k) arrangement (or to amounts treated under the Code Section  401(k) arrangement as elective contributions)  is not distributable  on account of Plan  termination, as described  in this Section

   19.5, unless:  (a) the Participant otherwise is entitled under the Plan  to a distribution  of that portion of  his Nonforfeitable Accrued  Benefit; or (b)

   the Plan termination occurs without the establishment  of a successor plan. A distribution made after March 31, 1988, pursuant to clause (b),

              must be part of a lump sum distribution  to the Participant of his nonforfeitable accrued benefit.

                                    ARTICLE XX

                                    APPENDICES

     20.1 One or  more appendices  may  be executed  and  attached hereto  by  a

   Participating Company and shall  include each employee of  such Participating

   Company  (i) who is a member of  a particular certified collective bargaining unit,  the collective  bargaining agency  for which  has either  accepted the terms and  conditions of this Plan,  or has consented to  the solicitation of applications  for participation  from members  of such  collective bargaining

   unit, and  (ii) who is  eligible for participation in  this Plan.   Each such

   appendix shall include a statement of which of the Participating Companies is a party  thereto and a  description of the  employee group includible  within such  appendix and may, in addition, contain provisions adding to, modifying,

   amending or changing any  provision of this Agreement, insofar  as applicable to employees included in such appendix, but nothing contained in any appendix shall be of effect  except with respect to so much of the  employment of such employees as may come within such appendix.

                                    ARTICLE XXI

                          ELIGIBLE ROLLOVER DISTRIBUTIONS

     21.1 APPLICATIONS.   This Article applies to distributions made on or after

   January  1, 1993.  Notwithstanding any provision  of the Plan to the contrary that would otherwise  limit a  distributee's election under  this Article,  a distributee may elect,  at the time and in the manner  prescribed by the Plan

   Administrator,  to have any portion of an eligible rollover distribution paid directly  to an eligible  retirement plan specified  by the distributee  in a direct rollover.

     21.2 DEFINITIONS.

          (a)  "Eligible  rollover   distribution."     An   eligible   rollover

   distribution is any distribution of all or  any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:  any distribution that is one of a series of substantially equal periodic payments (not  less frequently than annually) made  for the life (or life  expectancy)  of the  distributee  or the  joint  lives  (or joint  life

   expectancies)   of  the   distributee   and  the   distributee's   designated

   beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and

   the  portion  of any  distribution  that is  not includible  in  gross income

   (determined without  regard to the  exclusion of net  unrealized appreciation with respect to employer securities).

          (b)  "Eligible retirement plan."   An eligible  retirement plan is  an

   individual retirement account described in Code Section 408(a), an individual retirement  annuity  described  in  Code  Section  408(b),  an  annuity  plan described in  Code Section  403(a), or  a qualified  trust described  in Code

   Section   401(a),  that   accepts   the   distributee's   eligible   rollover

   distribution.  However, in the  case of an eligible rollover distribution  to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (c)  "Distributee."   A  distributee  includes an  Employee or  former

   Employee.   In addition, the Employee's or former Employee's surviving spouse and the  employee's or former Employee's  spouse or former spouse  who is the alternate payee under  a qualified  domestic relations order,  as defined  in

   Code Section  414(p), are distributees  with regard  to the  interest of  the spouse or former spouse.

          (d)  "Direct rollover."  A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                   ARTICLE XXII

                                   MISCELLANEOUS

     22.1  RIGHT OF EMPLOYER  TO DISMISS EMPLOYEES.   Neither the action of  the

   Company  in  establishing   this  Plan  and  the  Trust   nor  of  any  other

   Participating Company in electing to participate therein nor any action taken by any Participating Company  under the provisions hereof, nor  any provision of this Plan or of the Trust shall  be construed as giving to any employee of any Participating Company the right to be retained in its employ or any right to any payment  whatsoever except to the extent of  the benefits provided for by this Plan to be paid from the Trust.

     22.2   GOVERNING LAW.   This Agreement shall  be administered and construed

   according to the laws of the State of Maryland.

     22.3  TEXT TO CONTROL.   The headings of Articles and Sections are included

   solely for  convenience of reference,  and, if there be  any conflict between such headings and the text of this Plan, the text shall control.

     22.4  GENDER.  Masculine pronouns shall refer to both males and females.

               IN  WITNESS  WHEREOF,  Crown  Central Petroleum  Corporation  has

   caused  this  Amended and  Restated Plan  to  be executed  on its  behalf and pursuant  to the authority  conferred upon it  by the Plan,  on behalf of all

   Participating Companies, by  its duly authorized  officers and its  corporate seal to be hereunto affixed this ______ day of ______________________ , 1991.



   ATTEST:                    CROWN CENTRAL PETROLEUM  CORPORATION On Behalf  of
                              Itself,  and   on  Behalf  of   all  Participating
                              Companies



   _____________________      By:_______________________________________

                        CROWN CENTRAL PETROLEUM CORPORATION
                              EMPLOYEES SAVINGS PLAN


                                    APPENDIX I


          Article I -   Statement of Participating Companies
                        Parties to this Appendix

     1.1  Crown Central  Petroleum Corporation, hereinafter referred to  as "the

   Employer" is the only party to this Appendix.



          Article II - Definition of Employee Group

     2.1 Each employee  of the Employer who is a member of the Oil, Chemical and

   Atomic  Workers  International Union,  certified  collective bargaining  unit

   Local No. 4-227, and who  is eligible for membership in the  Savings Plan, is included within this Appendix.



          Article III - Additional Provisions

     3.1  The  only provisions adding  to, modifying, amending  or changing  any provision of the Savings Plan are the following special provisions:

     FIRST:  A  Participant on unpaid leave of absence from the Employer to work for the  international union ("Union Leave of Absence"),  in excess of thirty

   (30)  days may  elect  to make  contributions  to his  Participant  After-Tax

   Contributions  Account  (and  receive Employer  Matching  Contributions  with respect thereto) during  such leave of absence by filing  written notice with the Administrator within thirty (30) days after his leave of absence begins

          and paying to  the Company, on or before the tenth (10th)  day of each month commencing with the month  following the month in which such  notice is

   given,  an amount  equal to  the  Participant's   Contribution (based  on the

   classification which  he occupied  at the  time his  leave of  absence began)

   which he would have made, whether Pre-Tax or After-Tax,  during the preceding month (or,  in the case of the first such payment  with respect to such leave of absence, since the start  of such leave of absence) if he  had not been on leave of absence.

     SECOND:   Section 14.1 of  the Plan shall  apply to a  Participant included within this  Appendix who is on  Union Leave of  Absence in excess  of thirty

   (30) days and who has elected to make contributions to his Participant After-

   Tax  Contributions  Account,  irrespective  of whether  such  Participant  is employed by the Employer on the Determination Date of the Plan Year.

     3.2  In the  event of any  conflict between the  provisions of the  Savings

   Plan and  the provisions of  this Appendix,  the provisions of  this Appendix shall be controlling only  with respect to Participants properly  included in this Appendix and  only with respect to so much of the employment of any such

   Participant as comes within this Appendix.

     IN WITNESS WHEREOF, the Employer has caused this Appendix to be executed by its duly authorized  officer and  its corporate seal  to be hereunto  affixed this ____ day of _______________, 1992.

             ATTEST:          CROWN CENTRAL PETROLEUM
                          CORPORATION


   _____________________ By________________________________________

                        CROWN CENTRAL PETROLEUM CORPORATION
                              EMPLOYEES SAVINGS PLAN


                                    APPENDIX II


     Article I - Statement of Participating Companies
                 Parties to this Appendix

     1.1  LaGloria  Oil  and  Gas  Company,  hereinafter  referred  to  as  "the

   Employer" is the only party to this Appendix.



     Article II - Definition of Employee Group

     2.1  Each employee  of  the Employer  who  is a  member of  the  collective bargaining unit of OCAW Local 4-202, consisting of production and maintenance employees employed at Tyler Texas, and  who is eligible for membership in the

   Savings Plan, is included within this Appendix.



     Article III - Additional Provisions

     3.1  The  only provisions  adding to, modifying,  amending or  changing any provision of the Savings Plan are the following special provisions:

     FIRST: The  definitions of "base wages"  and "base rate of  pay" in Section

     1.7 are modified as follows:

          Participants  included within this  Appendix are  hourly paid  and are scheduled to  work 36  hours every  other week and  48 hours  per week during the intervening weeks. Effective commencing with the pay period

          beginning  March  5,  1990,   "base  wages",  in  the  case   of  such

          Participants,

          shall  mean the  amount  determined by  multiplying the  Participant's scheduled  hours during a scheduled 36  hour work week by his Straight

          Time  Factored Rate  of Pay  and by  multiplying the  first 40  of his scheduled hours during  a scheduled 48 hour work week  by his Straight

          Time Factored  Rate  of Pay  and  the next  8  hours by  his  Overtime

          Factored Rate of Pay.  "Straight Time Factored Rate of Pay" means base wages multiplied by a factor of .97727, and "Overtime Factored Rate of

          Pay"  means   1-1/2  times  Straight   Time  Factored  Rate   of  Pay.

          Notwithstanding  the  foregoing,  base  wages  with  respect  to  paid vacation time and paid sick leave shall be  calculated at the straight time base rate of pay.

     3.2  In  the event of  any conflict between the  provisions of the  Savings

   Plan and  the provisions of  this Appendix, the  provisions of  this Appendix shall be controlling only  with respect to Participants properly  included in this  Appendix and only with respect to so much of the employment of any such

   Participant as comes within this Appendix.

     IN WITNESS WHEREOF, the Employer has caused this Appendix to be executed by its duly authorized  officer and its  corporate seal  to be hereunto  affixed this ____ day of _______________, 1992.

         ATTEST:                        LaGLORIA OIL AND GAS COMPANY



   __________________________      By_________________________________